Exhibit 10.15

Execution Copy

签署副本

Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP)

广州中以生物产业投资基金合伙企业（有限合伙）

And

及

G Medical Innovations Asia Limited

以美医疗创新亚洲有限公司

Contract for the Establishment of

Guangzhou G Medical Innovations Medical Technology Ltd.

关于设立广州以美创新医疗科技有限公司之合同

Chapter 1

第1章

General Provisions

总则

Animated by the purpose of facilitating the cooperation in the investment in the Bio-industry by the parties to this contract, in accordance with the “Law of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures”, its detailed rules and other relevant laws and regulations of China, based on the principle of equality and mutual benefits, through friendly and candid consultation, all parties agree to jointly form, effective as of Closing, a Chinese Equity Joint Venture company in the Guangzhou Development District (the “GDD”)/Bio-Island which will be engaged in the territory of the mainland of People’s Republic of China, Hong Kong and Macau, in the (i) importation, distribution, marketing and sale of all devices products manufactured by Party B and/or Party B Group, (ii) development, performance of clinical trials and regulatory activities and be responsible for the manufacturing of all the devices and products of Party B and/or Party B Group, support and provision of warranty based on Party B’s and/or Party B Group’s technology, (iii) to the extent agreed, establish at a future date a local call center for customers using the devices and products of Party B and/or Party B Group, in accordance with the terms set forth hereunder.In this respect, the above Parties hereof unanimously agree to conclude this Agreement for the compliance of all parties.

为便于本合同双方在生物产业合作的投资，根据《中华人民共和国中外合资经营企业法》，及其实施细则和中国其他相关法律法规，基于平等互利的原则，通过友好坦诚协商，合同各方同意在广州开发区（以下简称“开发区”）生物岛上共同成立一家位于中国的合资经营企业（交割时生效），该公司将在中国大陆、香港和澳门境内从事（1）进口、分销、营销和销售乙方和/或乙方集团制造的各类设备产品，（2）开发、进行临床试验及监管活动并且负责生产乙方和/或乙方集团的各类设备和产品，对基于乙方和/或乙方集团的技术提供支持及保修服务，（3）在约定的范围内，根据本合同规定的条款在当地建立使用乙方和/或乙方集团的设备和产品客户的客服中心。为此, 本合同的上述各方 一致同意签署本协议，以期共同遵守。

Chapter 2

第2章

Equity Joint Venture Parties

合资经营企业各方

1.	The Equity Joint Venture Parties to this Agreement are:
1.	本协议的合资经营企业各方分别为：

Party A:Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP) (“GIBF”), acting by its general partner Guangzhou Elim Biotech Industrial Venture Capital Management Company (“Elim”), whose legal address is at:6/F No.3 Luoxuan Si Road,International Bio-island, Guangzhou

甲方： 广州中以生物产业投资基金合伙企业（有限合伙）（“中以基金”），由其普通合伙人广州以琳生物产业创业投资管理有限公司 (“以琳”)担任其代理, 其法定地址为：广州市国际生物岛螺旋四路3号第六层

Legal Representative: Yehoshua Jacob Gleitman, of Israeli nationality, with Israeli passport # 29012531,

法定代表人：Yehoshua Jacob Gleitman（以色列国籍）其以色列护照号码为：29012531

title: GIBF Chairman, e-mail address:(shuki@gibf-bio.com)

职务: 中以基金董事长 电子邮箱：(shuki@gibf-bio.com)

(“Party A”)

(“甲方”)

Party B:G Medical Innovations Asia Limited, Registered No. 2468357, whose legal address is at: Unit E, 29/F., Admiralty Centre Tower 1, 18 Harcourt Road, Admiralty, Hong Kong.

乙方： 以美医疗创新亚洲有限公司，注册号： 2468357，其法定地址为：香港金钟夏悫道18号海富中心1座29楼E单元

Legal Representative: Yacov Geva, of Israeli nationality, with Israeli passport #29035876

法定代表人：Yacov Geva（以色列国籍），其以色列护照号为：29035876title: Chairman and CEO

职务: 董事长兼首席执行官

e-mail address:(yacovg@gmedinnovations.com)

电子邮箱：(yacovg@gmedinnovations.com)

(“PartyB”)

（“乙方”）

Party C:Guangzhou G Medical Innovations Medical Technology Ltd.

丙方： 广州以美创新医疗科技有限公司

whose legal address will be at:202-2 2/F No. 6 Luoxuan 3rd Road.Bio-island Guangzhou,, and its Legal Representative:Yacov Geva, of Israeli nationality, with passport # 29035876

其法定地址为：广州国际生物岛螺旋三路6号第二层202-2单元，其法定代表人为：Yacov Geva（以色列国籍），其护照号为：29035876

title: Party B Chairman and CEO

职务: 乙方董事长兼首席执行官

e-mail address:(yacovg@gmedinnovations.com)

电子邮箱：(yacovg@gmedinnovations.com)

(“Company”).

（“公司”）

Each of “Party A” and “Party B” shall be referred to hereinafter, as a “Party” or an “Equityholder” and together, the “Parties” or the “Equityholders”).

“甲方”和“乙方”以下单独简称为 “一方”或 “股权持有人”，合称为 “双方” ，或“股权持有人”)。

2.	All Parties (including the Company) shall strictly comply with all provisions of this Agreement, fulfil all obligations in this Agreement, and enjoy all rights and interests in this Agreement (as applicable).
2.	合同各方（包括公司）均应严格遵守本协议的各项规定，履行本协议下的各项义务，并享受本协议下的各项（适用的）权利和权益。

Chapter 3

第3章

Definitions

定义

3.	In this Agreement, the following terms or jargons shall have the meanings as set out below, unless the context otherwise requires:
3.	除非上下文另有要求，本协议中以下术语含义如下：

3.1.	“China” or “PRC” is the abbreviation of the People’s Republic of China.
3.1.	“中国” 或 “PRC”系指中华人民共和国。

3.2.	“Chinese Law” shall mean all laws, decrees, rules and regulations, standard documents, judicial interpretation, and other universal binding resolutions and orders formulated and promulgated by all levels of legislative institutions, government and its comprising departments, Supreme People’s Court, Supreme People’s Procuratorate, excluding internal documents not to be disclosed to external parties.
3.2.	“中国法律” 系指各级立法机构、政府及其所辖部门、最高人民法院、最高人民检察院制订并颁布的所有法律、法令、规章制度、 规范性文件、司法解释及其他具有普遍约束力的决议， 但不包括不对外公开的内部文件。

3.3.	“Agreement” shall mean the content prescribed in this document, that is the Agreement on the equity joint venture and management of the Company and its appendices and exhibits, which come into effect upon execution, unless otherwise provided by laws, regulations or agreement between the Parties, including all written amendments, supplements or eliminations agreed upon and after examined and approved by all Parties (including the Company).

3.3.	“协议”系指本文件规定的内容，即除非法律法规另有规定或本协议另有约定，一经签署即生效的公司合资经营企业及管理协议及其附录和附件,包括经合同各方（包括公司）审批并批准的书面修订、增补或删除。

3.4.	“Equity Joint Venture Company” shall mean the Company, that at Closing will be transformed from a WFOE into a Chinese foreign equity joint venture enterprise referred to as in Section 5 of this Agreement, held jointly by Party A and by Party B, and operated by the Parties pursuant to the provisions of this Agreement.
3.4.	“合资经营企业”系指本公司在交割后将从外商独资企业（WFOE）转型为本协议第5条中提及的甲乙双方共同持有并由双方根据本协议的约定经营的中外合资经营企业。

3.5.	“Amended and Restated Articles of Association” shall mean the Amended and Restated Articles of Association as concluded by all Parties in accordance with this Agreement (and shall replace the first articles of association that have been filed by Party B upon incorporation of the Company and reflect its transformation from a wholly foreign owned enterprise to an Equity Joint Venture Company), and as examined and approved by the relevant authorities, including all written amendments, supplements or eliminations agreed by all Parties and examined and approved.

3.5.	“公司章程的修订及重申”系指各方根据本协议共同签订并经相关部门审批的公司章程的修订及重申(应取代乙方在公司注册成立时提交的首份公司章程并反映公司从外商独资企业转型为合资经营企业公司），包括经各方审批同意的所有的书面修订、增添或删除。

3.6.	“Working Day” shall mean any day which is not Friday, Sunday or Saturday or a statutory holiday in either China or Israel.
3.6.	“工作日” 系指在中国和以色列均非周五、周日、周六或法定假日的日子。

3.7.	“United States Dollar” shall mean the legal currency of the United States of America.
3.7.	“美元” 系指美利坚合众国的法定货币。

3.8.	“Territory” shall mean the territory of People’s Republic of China, Hong Kong and Macau.
3.8.	“境内” 系指中华人民共和国内地、香港地区和澳门地区。

3.9.	“Party B Products” or “Products” shall mean all devices and products of Party B and/or by any entity within Party B Group (including any future developments and any derivatives thereof), as further elaborated in the License Agreement.
3.9.	“乙方产品”或“产品”系指乙方所有的设备及产品 和/或乙方集团内部任何实体的所有设备及产品 (包括所有未来开发及衍生的任何产品 )，许可协议将对产品予以详述。

3.10.	“WFOE” shall mean the ‘foreign wholly owned enterprise’ referred to as in Section 5 of this Agreement established in PRC prior to the date hereof by Party B, pursuant to Chinese Law.

3.10.	“WFOE”系指本协议第5条提及的本协议签订之前乙方根据中国法律在中国成立的 “外商独资企业”。

3.11.	“Business License” shall mean a business license issued to the Company, pursuant to Chinese Law, following the date of incorporation of the Company and prior to Closing, by the company registration authority of China.
3.11.	“营业执照”系指公司成立后交割前由中国登记机构根据中国法律向公司颁发的营业执照。

3.12.	“Company” shall mean initially the WFOE, which at the Closing will be transformed into an Equity Joint Venture Company.
3.12.	“公司” 最初系指WFOE, 其在交割后将转型为合资经营企业。

3.13.	“Equity Rights” or “Company Equity Rights” shall mean the Company’s share capital or any other equity interest as stipulated under Chinese Law.
3.13.	“股权” 或 “公司股权” 系指根据中国法律规定的公司股本或任何其他的股本权益。

3.14.	“Intellectual Property” shall mean all intellectual property, technology and know how belonging to Party B and/or any entity within Party B Group (including, directly and indirectly, any and all future developments and rights), as further defined in the License Agreement.
3.14.	“知识产权”系指乙方和/或乙方集团的任何实体拥有的所有知识产权、技术及诀窍(直接或间接包括任何及所有的未来开发及权利)，该知识产权将在许可协议中进一步定义。

3.15.	“License” shall mean an exclusive, perpetual, royalty-free license granted by Party B to the Company, on the basis of a primary license granted to Party B by G Medical Innovations Holdings Ltd., a company incorporated and existing under the laws of Cayman Islands, having a principal place of business at:P.O.Box 10008, Willow House, Cricket Square, Grand Cayman, KY1-1001, Cayman Islands (“G Medical Cayman”), prior to the Closing of this Agreement, only for the Territory, to use and make use, and sublicense all intellectual property, technology and know how, in connection with Party B Products. The License also includes the right, in the Territory, to develop, do clinical studies and regulatory activities, sell, market, distribute, support and provide warranty, be responsible for manufacturing of all Products, and establish and operate a call center for use by customers within the Territory, with respect to all the Products.
3.15.	“许可” 系指基于G Medical Innovations控股有限公司业已授权乙方的许可，由乙方于本协议交割前向公司授予的专有、永久、无使用费的可在境内使用、利用并分许可全部与乙方产品有关知识产权、技术及诀窍的许可。以美创新控股有限公司系根据开曼群岛法律注册成立并存续的公司，其主营业地址为：开曼群岛大开曼岛板球广场绿柳屋 信箱：10008 邮编：KY1-1001(“G Medical开曼”)。许可还包括在境内就所有产品进行开发、临床研究和监管活动、出售、销售、分销、支持并提供保修、负责制造所有产品以及在境内建立并运营供客户使用的客服中心的权利。

3.16.	“Business Plan” shall mean the Company’s business strategy is set out in a business plan, mutually agreed by Party A and Party B at Closing, which includes a [five (5) year] model.
3.16.	“商业计划”系指 甲乙双方在交割时约定的商业计划中的公司商业策略，包括一个 [五(5) 年] 模型。

3.17.	“Founding Shareholder”, shall mean Mr. Jacob Geva, the sole Controlling shareholder in Party B and in each of the entities forming part of Party B Group.
3.17.	“创始股东”,系指乙方和形成乙方集团一部分的所有实体的唯一控股股东Jacob Geva先生。

3.18.	“Party B Group”, shall mean Party B and any affiliate and subsidiary thereof, including, without limitation, any legal entity which Controls, is Controlled by, or is under common control of Party B and any affiliate and subsidiary thereof.
3.18.	“乙方集团”,系指乙方以及乙方所有的关联方及子公司, 包括但不限于任何控制另一方、被该方控制、与该方受共同控制之下的乙方及乙方所有关联方及子公司的法人实体。

4.	Interpretations:
4.	解释:

The interpretations of the provisions in this Agreement, unless the context otherwise requires, shall follow the rules herein:

除非上下文另有规定，本协议条款的解释以此述规则为准：

4.1.	Words importing the singular include the plural and vice-versa;
4.1.	用单数形式表述的词亦包括其复数含义，反之亦然；
4.2.	Words importing a gender include any gender and the neutral.
4.2.	单数词汇包括其复数及中性词汇。
4.3.	In the event that the date of deadline stipulated in this Agreement is not a Working Day, the deadline shall be automatically extended to the next Working Day.
4.3.	如果本协议中规定的截止日期非工作日，则截止日期自动延长到下一个工作日。
4.4.	All amounts of money referred to in this Agreement, unless otherwise specified, are quoted in Renminbi.
4.4.	除非另有规定，本协议中提及的所有金额系指人民币。
4.5.	Any responsibilities in this Agreement, if specified as undertaken by one Party (including the Company), that Party shall take up all associated responsibilities and individual responsibilities.
4.5.	本协议中的所有责任，如果规定由一方（包括公司）承担，该方应承担所有连带责任和个人责任。
4.6.	Headings of clauses and chapters are for the sake of convenience alone and shall not be relied upon in construing this Agreement.
4.6.	条款及章节的标题仅为引用之方便，不得用于解释本协议。
4.7.	The Appendices attached to this Agreement constitute an integral part hereof.
4.7.	本协议的附录构成本协议不可分割的一部分。
4.8.	Drafts of this Agreement shall not be admissible as evidence before any judicial or quasi-judicial entity, including any arbitrators or adjudicator, and shall not be used in the interpretation of this Agreement nor of any of its conditions.
4.8.	本协议草案不得作为任何司法实体或准司法实体（包括仲裁人或判决者）的证据，并且不得用于解释本协议及其任何条款。

Chapter 4

第4章

Establishment of Equity Joint Venture Company

合资经营企业的成立

5.	In accordance with the “Law of the People’s Republic of China on Wholly Foreign Owned Enterprises” and the “Law of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures”, and their respective detailed rules and other related laws and regulations of China, Party B has established, prior to the date hereof, the Company as a WFOE, which the Parties will transform, to facilitate the investment contemplated hereunder, to a Chinese Equity Joint Venture Company - in the GDD/Bio-Island as set out below:
5.	根据《中华人民共和国外商独资企业法》和《中华人民共和国中外合资经营企业法》，以及其各自的实施细则和其他相关中国法律法规，乙方在本协议签订之前已成立公司（外商独资企业）,为了便于本协议下的投资，双方将会将其转型为开发区/生物岛合资经营企业，其地址如以下规定：

Chinese name:广州以美创新医疗科技有限公司

中文名称：广州以美创新医疗科技有限公司

English name: “Guangzhou G Medical Innovations Medical Technology Ltd.”

英文名称：“Guangzhou G Medical Innovations Medical Technology Ltd.”

Address:202-2 2/F No. 6 Luoxuan 3rd Road. Bio-Island, Guangzhou,

地址：广州国际生物岛螺旋三路6号2楼202-2单元

6.	The Company has the status of a legal person and is subject to the jurisdiction and protection of Chinese Law. All activities of the Company shall abide by the Chinese Law and related rules and regulations.
6.	公司拥有法人身份并受中国法律管辖及保护。公司的所有活动均需遵守中国法律及相关规章制度。

7.	Effective as of Closing, the Company is an Equity Joint Venture Enterprise between the Chinese and foreign Parties with the organization structure of Limited Liability Company. The Company is liable to all responsibilities against external parties as limited by the total assets of the Company. On Closing, each of the Parties shall take up limited liability of the Company according to its respective investment in the equity joint venture. The Parties shall share the profit, undertake the risk and loss as stipulated in the regulations of this Agreement, in accordance with the pro-rated holdings of each of the Parties in the Company. Between the Parties and the Company, each Party shall not mutually undertake any associated responsibilities of the other Party and shall not bind the other Party.
7.	交割后生效，公司为中外合资经营企业，其组织架构为有限责任公司。公司以其总资产对外部承担所有责任。交割后，双方根据其各自的对合资经营企业的投资对公司承担有限责任。双方应根据本协议的规定按照双方在公司持有的股权比例分享利润并承担损失及风险。对于双方与公司之间的关系，一方不得连带承担另外一方的任何责任也不得使另外一方受约束。

Chapter 5

第5章

Purpose of Equity Joint Venture, Joint Venture Project and Scope of Business

合资经营企业的目的、合资项目及经营范围

8.	Purpose of the Company:
8.	公司经营目的:

8.1.	The Company will be engaged in the importation into the Territory, distribution, marketing and sale therein, of all Party B Products.
8.1.	公司将从事向境内进口并在境内分销、营销及销售乙方产品。

8.2.	Furthermore, the Company shall have the exclusive right in the Territory, effective as of the Closing, and subject to the terms set forth hereunder, to:(a) independently develop and manufacture Party B’s Products for customers within the Territory, do clinical trials and regulatory activities and obtain regulatory approvals, sell and market, distribute, support and provide warranty to said Products in the Territory, and (b) to the extent agreed by the parties, establish a local call center for customers within the Territory using the Products of Party B.
8.2.	此外，公司从交割生效开始在境内享有独家权利，并根据本协议规定的条款进行：(a) 为境内客户独立开发并制造乙方产品，进行临床试验和监管活动并获得监管部门的批准、出售、销售、分销，在境内为上述产品提供支持及保修，和（b）在双方允许的范围内，为境内使用乙方产品的客户建立一家当地客服中心。

8.3.	The Company will be based in Guangzhou, China.
8.3.	公司总部设立于中国广州市

8.4.	The Company’s business strategy is set out in a business plan, mutually agreed by Party A and Party B which includes a five (5) year model. The Business Plan shall be reviewed by the Parties at least annually. The Business Plan will cover the following activities of the Company: incorporation, regulatory approvals, market penetration, constructing of manufacturing facilities, assembly, production, establishment and operation of a call center, product adaptation, marketing, maintenance and support, etc.
8.4.	公司的商业策略已在甲乙双方共同约定的商业计划中予以规定，包括一个 五(5) 年模型。该商业计划至少每年由双方审核一次。商业计划将涵盖公司的以下活动：注册成立、监管部门的批准、行销渗透、生产设备的营造、组装、生产、客服中心的成立及运营、产品调整、营销、维护及支持等。

8.5.	It is agreed that the Founding Shareholder is a key individual, one of the major and substantial reasons for which the Parties are entering into this Agreement and for the establishment of the Company with the purpose of operations as described in this Section 8.
8.5.	双方同意创始股东为关键的个体，也是双方为第8条规定之经营目的而签署本协议并成立公司的主要及实质性原因之一。

Chapter 6

第6章

WFOE’s Registered Capital, Total Investment and the Transaction

外商独资企业的注册资本、总投资及交易

9.	WFOE’s Registered Capital
9.	外商独资企业的注册资本

9.1.	Prior to the date hereof, the Company has been formed by Party B as a WFOE, with a total investment in the Company’s registered capital of 100,000 RMB.
9.1.	本协议签订之前，乙方已经以WFOE的形式成立了公司，总投资人民币100,000元，均作为公司的注册资本。

9.2.	Party B has granted, on the date hereof, to the Company, the Party B License (as further described in Section 12.2 hereunder).
9.2.	乙方在本协议签订之日起已向公司授权乙方许可（详见本协议第12.2条规定）。

10.	Registered Capital of the Equity Joint Venture Company at the Closing
10.	交割时合资经营企业的注册资本

The Company intends to increase at Closing, its registered capital from 100,000 RMB to 142,857 RMB. Party A agrees to contribute US$ 5,000,000 to subscribe 30% of equities issued upon Closing, among which 142,857 RMB will be booked as registered capital and the rest will be booked as capital reserves. At the Closing, Company’s capital contributions in registered capital shall be 142,587RMB.

公司计划在交割时将其注册资本从人民币100,000元提高到人民币142,857元。甲方同意以5百万美元认购公司在交割时的30%的股权，其中42,587元人民币作为注册资本，5百万美元减去142,857元人民币的金额作为公司的资本公积。交割时，公司的认缴注册资本应当为人民币142,857元。

Shareholder Name 股东姓名	Deadline for Capital Contribution 认缴资本截止时间	Amount of Capital Contribution in RMB 认缴资本需使用人民币	Ratio for Capital Contribution 认缴资本比率	Form of Capital Contribution 认缴资本形式
Party B 乙方	Upon incorporation of the WFOE 外商独资公司注册成立后	100,000	70%	Cash 货币
Party A 甲方	At Closing 交割时	142,857	30%	Cash 货币
TOTAL 总计	At Closing 交割时	142,857	100%	Cash 货币

11.	Total Investment Amount of the Equity Joint Venture Company after the Closing
11.	交割后合资经营企业的总投资额

Total investment into the Company in accordance with the Provisional Regulation of the State Administration for Industry and Commerce on the Ratio between the Registered Capital and the Total Investment of Sino-foreign Joint Equity Enterprises: RMB 200,000.

根据《国家工商行政管理总局关于中外合资经营企业注册资本和总投资比率暂行条例》的规定向公司投入的总投资额：人民币20万元。

12.	The Transaction
12.	交易

12.1.	Advancing of Funds
12.1.	资金预付

12.1.1.	Party A hereby irrevocably agrees to pay to the Company, by way of a capital contribution, a total amount in cash of 42,857 RMB and be issued with 30% of the registered capital (after the issuance of the Equity Rights to Party A) of the Company (“Initial Contribution”).
12.1.1.	甲方兹不可撤销地同意向公司缴付人民币现金42,857元认缴公司30%的注册资本（向甲方发放股权后）(“初始出资”）.

12.1.2.	Party A shall provide funding to the Company, in cash, in Remnibi currency that shall be equivalent, at Closing to US$5,000,000 (less the Initial Contribution) in accordance with the exchange rate of US$ and Remnibi, as shall be applicable at Closing) (the “Additional Funding”).The Additional Funding together with Party A’s Initial Contribution, shall be referred to as, the “Contribution Amount”). The Contribution Amount by Party A shall be an amount in Remnibi that shall be equivalent to US$5,000,000 (in accordance with the exchange rate of US$ and Remnibi, as applicable at Closing).
12.1.3.	甲方向公司提供总额等同于5百万美元根据交割时汇率兑换的人民币现金资本减去初始出资（适用于交割时）的资金（“额外资金”）。额外资金与甲方的初始出资合称为 “出资额”。甲方的出资额应当为等同于5百万美元所兑换的人民币（根据交割时适用的美元兑人民币汇率。

12.1.4.	The Company will transform from a WFOE to an Equity Joint Venture Company, and the holdings in the Company shall be as follows: Party B will hold 70% of Equity Rights of the Company and Party A will be issued with 30% of the Equity Rights of the Company (on a fully diluted and as converted basis).
12.1.4.	公司将从一家外商独资企业转型为一家合资经营企业，公司股权结构如下：乙方持有公司70%股权，公司向甲方发放30%股权（在全面稀释和转换的基础上）。

12.1.5	For any Party investment in cash, the date of transferring the amount will be the date the remitted amount of the invested cash is actually received at the designated bank account of the Company.
12.1.5.	对于任何一方的现金投资，金额转账日期为公司指定银行账户实际收到投资现金汇款的日期。

12.1.6.	After each injection of the funding from the Parties to the Company, the Company shall issue receipts to the respective Party within five (5) Working Days after the date of injection. Within ten (10) Working Days after injections of any amount of equity investment to its capital, the Company shall employ a Chinese registered accountant to verify the capital contribution and issue a capital investment auditing report.
12.1.6.	公司双方当事人每次注入资金后，公司在注资后的五（5）个工作日内向各自当事人出具收据。注入任何金额的股权投资资本的十（10）个工作日内，公司应聘请中国的注册会计师核实实缴资本并出具验资报告。

12.1.7.	Within ten (10) Working Days after receiving the capital investment auditing report from the Chinese registered accountant, the Company shall issue capital investment certificates to the Parties, as may be applicable.
12.1.7.	从中国注册会计师收到验资报告后的十（10）个工作日内，公司应向双方当事人（适用时）出具出资证明。

12.2.	License by Party B
12.2.	乙方的许可

12.2.1.	In order to effectuate the transactions contemplated pursuant to this Agreement and the contemplated business activities of the Company, prior to Closing, Party B and/or Party B Group will provide the Company with a License according to the License Agreement attached hereto as Exhibit 12.2.1 (the “License Agreement”), which also includes certain additional undertakings by Party B and Party B Group and certain other provisions.
12.2.1.	为实现本协议及公司经营活动的交易，交割前，乙方及乙方集团将向公司提供根据随附于本协议的许可协议附件12.2.1(“许可协议”)的许可，该许可协议还包括乙方和乙方集团的一定额外承诺和一定的其他规定。

12.2.2.	Party B represents, warrants and covenants that it shall have throughout the term of this Agreement, full contractual rights to sublicense the Intellectual Property, that the Intellectual Property shall be sufficient for the Company to conduct its business as contemplated by the Business Plan and as contemplated by this Agreement and further represents that the Intellectual Property is sufficient for the production of the Party B Products.
12.2.2.	乙方声明、保证并立约承诺其在本协议的整个期限内应拥有完整的知识产权分许可的合同权利，该知识产权应足以使公司进行其在商业计划中和本协议中的业务，并进一步声明该知识产权足够用于乙方产品生产。

For the avoidance of doubt, the Parties hereby acknowledge and agree that all right, title, and interest to any and all existing and/or future Intellectual Property, will be owned solely and exclusively by G Medical Cayman.

为免生疑问，双方在此承认并同意任何及所有的既有和/或未来知识产权的所有权利、所有权和权益为G Medical开曼独家所有。

12.2.3.	Party B approves and confirms that it and each entity within Party B Group is not, and shall not be entitled during the term of the Agreement, to any fees, payments, royalties or the like, from the Company and/or from Party A, in connection with and with respect to the grant of the License to the Company, except as specifically stated in the License Agreement.
12.2.3.	乙方批准并确认除了许可协议另有明确规定之外，乙方及乙方集团的所有实体在本协议期限内无权也不应有权从公司和/或甲方就授予公司的许可方面获得任何费用、付款、 使用费等。

12.2.4.	Party B undertakes that each entity within Party B Group, shall:(i) provide, at all times and on a continuous basis, the Company with Support Services (as such term is defined under the License Agreement) in order for the Company to comply with the Business Plan in a timely manner, and (ii) transfer to the Company, as part of the License, a full, complete and accurate product file for each and every item forming part of the Party B Products, in order to enable the Company to comply with all the manufacturing activities and undertakings, if any, set forth in the Business Plan.
12.2.4.	乙方承诺乙方集团的所有实体应当：（1）为使公司能够及时遵守商业计划，始终连续向公司提供支持服务（服务项目见许可协议的规定），和（2）为使公司能够遵守商业计划中规定的所有制造活动和承诺（如有），作为许可的一部分，向公司转让组成乙方产品一部分的所有产品整套、完整、精确的产品档案。

12.2.5.	To the extent applicable, the purchase of raw materials by the Company for the assembling and/or the manufacturing of Party B Products will be made in the Territory, if so determined under the terms of the Bill of Materials, as shall be determined by the Company.
12.2.5.	在适用的范围内，如果材料清单（由公司决定）有规定，公司为组装和/或制造乙方产品的原材料的采购将在境内完成。

12.3.	Grants and Loans for establishment of a Manufacturing Line
12.3.	设立生产线的补助金及贷款

12.3.1.	After Closing, the Company will, on an exclusive basis for the Territory:(i) commence assembling locally the Products for their sale and marketing within the Territory, and (ii) subject to receipt of all regulatory approvals, be responsible for the manufacturing of Party B Products designated to be sold in the Territory, all in accordance with the pre-approved Business Plan and the terms of an assembly and manufacturing agreement that will be entered into by the Company and Party B (and Party B Group, as applicable) after the Closing, in the form attached as Exhibit 12.3.1 hereto. The Parties shall agree after the Closing on the involvement of the Company in the establishment of a call center for the support of customers within the Territory using the Party B Products, if any.
12.3.1.	交割后，公司在境内独家：（1）从事产品当地组装用于境内销售和营销，和（2）根据所有监管部门的批准规定，负责制造指定在境内销售的乙方产品，均根据预先批准的商业计划及公司和乙方（和乙方集团（如适用））在交割后以本协议 附件12.3.1规定格式签订的组装及制造协议。双方同意在交割后就公司参与建立客服中心以为在境内使用乙方产品（如有）的客户提供支持一事进行约定。
12.3.2.	Following the Closing, Party A shall use best commercial efforts to facilitate for the Company, directly or from governmental funding within the Territory additional financing in the amount of that shall be equivalent to US$10,000,000, in accordance with the exchange rate of US$ and Remnibi as shall be applicable at the relevant time, by way of grants or loans. For the removal of doubt, lack of ability of Party A to obtain such grants or loans, in part or in full, will not result in a default by Party A of any of its commitments or obligations herein.
12.3.2.	交割后，甲方应尽其一切的商业手段直接融资或通过补助金或贷款的方式从境内的政府基金中进行额外融资，其金额等同于1千万美元根据当时适用汇率兑换的人民币金额。为免疑问，甲方缺乏获得全部或部分该等补助金或贷款的能力并不构成甲方对其在本协议下的任何承诺或义务的违约。

12.3.3.	Notwithstanding anything to the contrary in the aforesaid, if the timely facilitation by Party A of sufficient funds to support Company’s operations, on such dates and in such amounts not to exceed the approved Business Plan as of Closing, is not possible, the Board of Directors of the Company or the shareholders of the Company (to the extent applicable) will determine, in good faith, what is the most preferable manner for the Company to proceed with its operations in the manufacturing of the Party B Products for customers in the Territory. Party A will not be entitled to any Protective Provisions on such matters.
12.3.3.	尽管前文有任何相反的规定，如果甲方及时提供足够的资金支持公司的运营（其日期及金额不超过交割时批准的商业计划规定）的情况无法实现，公司董事会或公司股东（在适用的范围内）将在善意的原则上决定公司继续为境内客户制造乙方产品的运营最佳方式。甲方将无权获得该等事宜的保护条款。

Chapter 7

第7章

Preparation work of the Company

公司的准备工作

13.	All Parties shall endeavor in employing the most effective and economic ways in actualizing the implementation and business mission and purpose of the Company. Other than complying with the other provisions and stipulations of this Agreement, the Parties shall jointly pay close attention to the following work:
13.	各方均应尽其最有效及最经济的方式实现经营使命和公司目标。除了遵守本协议的其他条款和规定外，双方还需共同留意以下工作：

13.1.	the submission and handling of the approval process for this Agreement and the Amended and Restated Articles of Association of the Company, handling the industry and commerce registration of the Company, application and collection of Business License and other matters from the relevant responsible authorities;
13.1.	提交并办理本协议及公司章程修订及重申的审批手续，办理公司的工商登记，向相关负责机构申请并获取营业执照和其他事项。

13.2.	handling of the tax, foreign exchange registration and application of tax, foreign exchange preferential treatment and other preferential treatment eligible for the Company from the relevant tax, foreign exchange control authorities and other relevant authorities;
13.2.	向相关的税务、外汇管理部门和其他相关部门办理税务、外汇登记及申请税务、外汇特惠待遇及公司能够获得的其他特惠待遇。

13.3.	assist the Company to plan the purchase, rent and leasing, arrangement of the office for the Company, place of work and accommodation for the staff and workers and the essential office facilities and equipment;
13.3.	协助公司制定公司办公室的购买、出租及租赁安排、工作地点及员工住宿和基本的办公设备相关计划；

13.4.	assist the Company to open foreign exchange and Renminbi account from banks engaged in the foreign exchange business in China;
13.4.	协助公司在中国从事外汇业务的银行开立外汇及人民币账户；

13.5.	obtaining the approval from the relevant responsible government authorities in the name of the Company, and obtaining all approval, consensus, reference for file, permits, and etc. on the operation of the business activities and the rights to charge;
13.5.	以公司的名义从政府相关负责机构获得批准，以及获得关于商业活动经营所有的批准、同意、参考文件、许可等和收费权利；

13.6.	handling any other matters as required for the transformation of the Company to an Equity Joint Venture Company.
13.6.	办理公司转型为合资经营企业要求的任何其他事项。

14.	During the course of taking care of the obligations as set above, the reasonable expenses generated shall entirely be shouldered by the Company.
14.	在负责上述义务的过程中，产生的合理费用应当全部由公司承担。

Chapter 8

第8章

The Closing of the Transaction, Conditions to Closing and Deliverables for the Closing

交易的完成、交割条件及交割的可交付成果

15.	Closing
15.	交割

The closing (the “Closing”), shall be held at the offices of M. Firon & Co., Advocates, Hashlosha 2 St. Adgar 360 Tower, Tel-Aviv, at 10:00, the date referred to in the written notice of Party A to Party B and the Company, as the date on which Party A may perform the transfer of the Additional Funding to the Company’s bank account (as further described in Section 12.1.3 herein), provided that at such date all conditions precedent listed in Section 16 hereof had been satisfied or waived by the applicable Party (the “Closing Date”).The Parties intend for the Closing to take place on or prior to June 30, 2017, or at any other time as the Parties may mutually agree upon (the “Termination Date”).If however, the Closing does not take place until the Termination Date, this Agreement will be subject to termination by either the Party A or Party B, upon delivery of a written notice to the other; provided, however, that the right to so terminate this Agreement shall not be available to a Party whose failure to fulfill any of its obligations under this Agreement has been the cause of the Closing not occurring on or before such date. Upon delivery of such notice, this Agreement shall forthwith be terminated and will be of no further effect, at no expense of any of the Parties, provided, however, that each Party hereto shall remain liable for any breaches of representations, warranties or covenants of this Agreement prior to its termination. Notwithstanding the aforementioned, in the event that the Closing shall not occur on or before the Termination Date, Party B shall be entitled to terminate the Agreement and Party A will reimburse Party B for all expenses incurred by Party B and/or Party B’s Group delegation’s visit to China during November 2016, against submission of receipts evidencing the expenditure.

交割 (“交割”)应当于甲方发送给乙方及公司发送的书面通知所提及的日期当日上午10：00点在特拉维夫市M. Firon & Co., Advocates, Hashlosha 2 St. Adgar 360 Tower办公室进行，该日甲方将额外资金转到公司的银行账户中（详见本协议第12.1.3条规定），但前提是截至当日，本协议第16条中所列先决条件已全部实现或被适用方放弃(“交割日”)。双方期望在2017年6月30日当日或之前进行交割，或者双方互相约定的其他日期(“终止日”).如果交割到终止日尚未发生，则甲方或乙方通过交付给另外一方的书面通知可终止本协议；但前提是，如果因一方未能履行其在本协议下的任何义务导致交割未能在该日当日或之前发生，则该方不享有终止本协议的权利。交付该通知后，本协议立即解除并且不具进一步的效力（任何一方无需承担费用），但前提是本协议双方在本协议终止前仍然对所有违反声明、保证或立约承诺承担责任。尽管有上文规定，如果交割未能在终止日当日或之前发生，乙方有权终止本协议并且甲方需偿还乙方因乙方和/或乙方集团代表团在2016年11月份访问中国招致的所有花费（提交证明花费的收据）。

16.	Conditions to the Obligations of the Parties to consummate the Closing
16.	双方完成交割义务的条件

16.1.	The obligations of the Parties to effect the Closing shall be subject to the fulfillment at or prior to the Closing Date, of the following conditions (all or part of which may be waived jointly by Party A and Party B in writing):
16.1.	双方完成交割的义务以在交割日当日或之前履行以下条件为前提（甲乙双方可共同对所有或部分予以书面放弃）：

16.1.1.	The Company has obtained all required approvals, in forms and on terms reasonably acceptable to the Party A, which are necessary for the consummation of the transactions contemplated in this Agreement, including, without limitation, receipt of the Business License;
16.1.1.	公司已获得了形式和实质能为甲方合理接受的、完成本协议交易必要的所有批文，包括但不限于营业执照；

16.1.2.	Delivery by Company on the Closing Date of all Company’s Deliverables (as defined below);
16.1.2.	公司在交割日交付公司的所有可交付成果（见下文规定）：

16.1.3.	No injunction, judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other competent authority or other similar legal restraint or prohibition, preventing, enjoining, restraining, prohibiting or making illegal the consummation of the transaction contemplated hereby shall be in effect.
16.1.3.	未生效任何法院或其他主管当局未签署、颁布、发布、执行或出具任何禁令、判决、命令、法令、法规、法律、条例、规则或规定或其他类似法律限制或禁止用于约束、责令、限制、禁止完成本次交易或使之非法。

17.	Conditions to the Obligations of Party A to consummate the Closing
17.	甲方完成交割义务的条件

17.1.	The obligations of Party A to effect the Closing shall be subject to the fulfillment at or prior to the Closing Date, of the following conditions (all or part of which may be waived by Party A in writing):
17.1.	甲方完成交割的义务以在交割日当日或之前履行以下条件为前提（甲方可对所有或部分予以书面放弃）：

17.1.1.	The representations and warranties of Party B set forth in this Agreement shall be true and correct in all respects as at the date of this Agreement and as at the Closing Date with the same force and effect as though such representations and warranties had been made on and as at the Closing Date;
17.1.1.	乙方在本协议中的声明和保证在本协议签订时均需真实无误，并在交割日具有同样的效力如同该声明及保证是在交割日作出的一样。

17.1.2.	Delivery by Party B on the Closing Date of all the Party B’s Deliverables (as defined below);
17.1.2.	乙方在交割日的所有可交付成果（见下文规定）：

17.1.3.	Party B shall have performed and complied with all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date, including grant of the Party B License;
17.1.3.	乙方在交割日当日或之前应当已经履行并遵守了其在本协议下应当履行或遵守的所有义务和契约，包括授予乙方的许可；

17.1.4.	No material adverse change has occurred with regard to the contemplated business of the Company.
17.1.4.	公司的业务未发生重大不利变更。

17.1.5.	Party A has obtained the approval of the investment committee of Party A to enter into this Agreement, and the transactions contemplated herein.
17.1.5.	甲方已获得投资委员会的签署本协议以及完成本协议交易的许可。

18.	Conditions to the Obligations of Party B to Consummate the Closing
18.	乙方完成交割义务的条件

18.1.	The obligations of Party B to effect the Closing shall be subject to the fulfilment at or prior to the Closing Date, of the following conditions (all or part of which may be waived by Party B in writing):
18.1.	乙方完成交割的义务以在交割日当日或之前履行以下条件为前提（乙方可对所有或部分予以书面放弃）：

18.1.1.	The representations and warranties of Party A set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date;
18.1.1.	甲方在本协议中的声明和保证在本协议签订时均需真实无误，并在交割日具有同样的效力如同该声明及承诺是在交割日作出的一样。

18.1.2.	Delivery by Party A on the Closing Date of all Party A’s Deliverables (as defined below).
18.1.2.	甲方在交割日的所有可交付成果（见下文规定）：

18.1.3.	Party A shall have performed and complied with all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date, including the payment of the Contribution Amount.
18.1.3.	甲方在交割日当日或之前应当已经履行并遵守了其在本协议下应当履行或遵守的所有义务和契约，包括缴付出资额。

19.	Deliveries at Closing
19.	交割时的可交付成果

19.1.	At the Closing, Party B and Party A shall cause the Company to deliver to Party A and to Party B, the following (“Company Deliverables”):
19.1.	交割时，甲方和乙方应让公司把以下材料交付给甲方和乙方（“公司可交付成果”）：

19.1.1.	A copy of any approvals required under Chinese Law, for the change of status of the Company from a WFOE to an Equity Joint Venture Company;
19.1.1.	按中国法律将公司从外商独资企业转变为合资经营企业的审批材料副本；

19.1.2.	the formal approval of the Amended and Restated Articles of Association issued by the examination and approval authority;
19.1.2.	经审批部门签发的修正及重申公司章程的正式批准材料；

19.1.3.	a Business License, as required under Chinese Law, with effect at Closing;
19.1.3.	符合中国法律要求且企业交割时尚未到期的营业执照；

19.1.5.	a Tax Registration for Enterprises with Foreign Investment, as required under Chinese Law, with effect at Closing;
19.1.5.	符合中国法律规定且企业交割时尚未到期的外商投资企业税务登记证；

19.1.6.	a Foreign Exchange Certificate for Foreign Investment Enterprises, as required under Chinese Law, with effect at Closing;
19.1.6.	符合中国法律规定且企业交割时尚未到期的外商投资企业的外汇兑换券；

19.1.7.	A copy of the Amended and Restated Articles of Association of the Company, in the form attached as Exhibit 19.1.7 hereto;
19.1.7.	修正及重申公司章程副本，格式符合附件19.1.7的要求;

19.1.8.	A directors’ and officers’ insurance policy providing coverage in accordance with the terms set forth in Section 25.3.7 below, effective as of Closing;
19.1.8.	董事和高级职员的保险单，保险范围满足第25.3.7条的规定，并且有效期截至企业交割；

19.1.9.	A form of an indemnification agreement to all Company directors and Company CEO, in accordance with the terms set forth in Section 25.3.7 below;
19.1.9.	按下列第25.3.7条所述条款提供给所有公司董事和公司首席执行官的赔偿协议表；

19.1.10.	A copy of the set of policies and procedures, as shall be agreed by Closing;
19.1.10.	企业交割时约定的政策和程序复印件；

19.1.11.	A form of a License Agreement, executed by the Company and Party B, pursuant to Section 12.2.1 of this Agreement;
19.1.11.	公司和乙方执行的许可协议，格式以本协议第12.2.1条为准；

19.1.12.	Company Board resolution in the form as required by PRC laws, approving, among others, effective as of Closing, the Amended and Restated Articles of Association of the Company, the indemnification agreements, Company signatory rights and all agreements and transactions contemplated under this Agreement.
19.1.12.	中华人民共和国法律要求的公司董事会决议，有效期截至企业交割；修正和重申的公司章程、补偿协议、公司签署权以及本协议项下完成的所有约定和交易。

19.2.	At the Closing, Party B shall deliver or cause to be delivered to Party A the following (“Party B’s Deliverables”):
19.2.	交割时，乙方应向甲方交付以下材料(“乙方可交付成果”):

19.2.1.	Non-competition agreement (including non-solicitation undertakings), executed by the Company, and Party B, in the form as shall be agreed by the Parties;
19.2.1.	公司和乙方执行且经当事人一致同意的竞业限制协议（包括非引诱担保）；

19.2.2.	A copy of minutes or resolutions of Party B, in a form satisfactory to the Party A, which shall not have been rescinded or modified, approving this Agreement the License Agreement, and all the transactions contemplated herein;
19.2.2.	按甲方规定的格式提供一份乙方的会议记录或决议副本，这些材料不得撤回或修改，并且批准《许可协议》和所有相关交易；

19.2.3.	Executed copy of a certificate of the chief executive officer of Party B, in the form as shall be agreed by the Parties prior to Closing;
19.2.3.	已生效的乙方总裁证明副本，必须按照企业交割之前双方约定的格式提供；

19.2.4.	Copy of the Party B product liability insurance, in accordance with the License Agreement;
19.2.4.	符合本《许可协议》的乙方产品责任保险副本；

19.2.5.	An executed and undated form of consent of Party B for the Disposition of Company Equity Rights for the benefit of Party A, in the form as shall be agreed by the Parties prior to Closing.
19.2.5.	乙方为了甲方利益而处置公司股权的有效且不限制期限的同意书，该同意书必须符合企业交割之前双方约定的格式。

19.2.6.	An executed and undated form of a proxy signed by each of the Directors appointed on behalf of Party B to the Company’s Board, pursuant to Section 25.3.4.
19.2.6.	由乙方董事会授权代表签署的已生效且不限制期限的委托书，符合第25.3.4条的规定。

19.2.7.	An executed legal opinions issued by counsel of Party B and counsel of G Medical Cayman, substantially in the form attached hereto as Exhibit 19.2.7 ..
19.2.7.	乙方和G Medical开曼的有效法律意见书大体上应符合附件19.2.7中的格式。

19.3.	At the Closing, Party A shall deliver or cause to be delivered to Party B, the following (“Party A’s Deliverables”):
19.3.	企业交割时，甲方应向乙方提交以下材料(“甲方的可交付成果”):

19.3.1.	Non-competition agreement (including non-solicitation and non-circumvention undertakings), executed by the Company and Party A, in the form as shall be agreed by the Parties;
19.3.1.	公司和甲方执行的竞业限制协议（包括非引诱担保），并且必须符合双方约定的格式；

19.3.2.	Confirmation of the transfer of the Initial Contribution;
19.3.2.	初始出资的转账证明；

19.3.3.	A copy of minutes or resolutions of Party A, in a form satisfactory to Party B, which shall not have been rescinded or modified, approving this Agreement and the transactions contemplated herein;
19.3.3.	按乙方规定的格式提供一份甲方的会议记录或决议副本，这些材料不得撤回或修改，并且批准《许可协议》和所有相关交易；

19.3.4.	An executed and undated form of consent of Party A for the Disposition of Company Equity Rights for the benefit of Party B, in the form as shall be agreed by the Parties prior to Closing.
19.3.4.	甲方为了乙方利益而处置公司股权的有效且不限制期限的同意书，该同意书必须符合企业交割之前双方约定的格式。

19.3.5.	An executed and undated form of a proxy signed by each of the Directors appointed on behalf of Party A to the Company’s Board, pursuant to Section 25.3.4.
19.3.5.	由甲方董事会授权代表签署的已生效且不限制期限的委托书，符合第25.3.4条的规定。

20.	All Transactions Simultaneous
20.	同时进行的所有交易

No document or transaction described in sections 16 - 19 shall be deemed to have been finally executed or delivered until all transactions, payments and documents contemplated in sections 16 -19 are delivered or completed.

按第16-19条规定完成所有的交易和付款以及交付相关材料之前，第16-19条所描述的文件或交易不得视为已生效或已交付。

21.	Further Action
21.	进一步行动

The Parties (including the Company) shall execute such documents and other instruments and take such further commercially reasonable actions as may be required or desirable to carry out the provisions hereof and consummate the transactions contemplated by this Agreement.

当事人（包括公司）应执行这类文件和其他文书，采取协议规定的其他合理措施并完成协议约定的交易。

Chapter 9 Representations and Warranties

第9章 声明与保证

22.	Representation and Warranties by the Parties and the Company
22.	当事人和公司的声明与保证

22.1.	Each of the Equityholders and the Company covenants, represents and warrants that, as of the date hereof and as of the Closing:
22.1.	截止企业交割时，所有股东和公司应做出声明和保证：

22.2.	It has full power and authority to execute and deliver this Agreement and any other agreement contemplated hereby, to carry out its obligations hereunder and to consummate the transactions contemplated on its part.This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding agreement, enforceable against him in accordance with its terms;
22.2.	全权委托执行本协议和其他协议，并完成协议约定的交付，同时应履行协议规定的义务以及完成协议约定的交易。本协议已按期执行和交付，并且已构成合法、有效和有约束力的协议，同时甲方可强制执行协议条款；

22.3.	The execution and delivery of this Agreement by it, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby will not violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to it, or any agreement to which it is a party or any undertaking it undertook towards any third party;
22.3.	执行和交付协议的过程中，甲方应履行本协议下的义务以及完成协议约定的所有交易，甲方不得违反任何法律、法规、规章、指示、命令、裁决、禁令、法令、决定或判定等相关规定，并且不得侵犯协议当事人或其他第三方的利益；

22.4.	Compliance with the terms of this Agreement does not require, except as referred to in this Agreement, the consent (or agreement) of any person who is not a party hereto, including any governmental or judicial authority.
22.4.	遵守协议未规定的条款，协议当事人之外其他人的同意书(或协议)，包括政府或司法机关。

22.5.	Except as set forth in Schedule22.5, for incorporation costs and costs associated with the actions to be taken by the Company under this Agreement, the Company has not incurred any costs and expenses and has not entered into any commitments resulting in any costs, expenses or liabilities.
22.5.	除了附表22.5中另有规定之外，除公司成本和公司履行本协议的相关成本之外，不得产生其他担保成本费用和债务。

23.	Representations and Warranties by Party B
23.	乙方声明与担保

23.1.	Party B covenants, warrants and represents that, as of the date hereof and as of the Closing, except as provided in the Disclosure Schedule attached hereto as Schedule 23, that:
23.1.	乙方特此声明、担保并承诺，截至协议日期及交割时，除了附表23中披露清单另有规定之外，乙方应：

23.1.1.	No Violation. The execution and delivery, by Party B of this Agreement and any other transaction documents, the performance of its respective obligations thereunder and the consummation by it of the transactions contemplated hereby and thereby shall not (a) violate or result in violation of any applicable laws, or (b) require the consent, waiver, approval, license or authorization of or any filing with any person, municipality, governmental or quasi-governmental authority in Israel and any other territory in which Party B, conducts its business (“Required Approvals”), or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter, certificate of incorporation, articles of association, bylaw, agreement, indenture, mortgage, or encumbrances by which Party B is bound, nor will it result in the suspension, revocation, impairment, forfeiture, or non-renewal of any permit, authorization or license applicable to Party B’s, businesses or operations, provided, however, that Party B represents and undertakes that the contractual arrangement with Beijing SilverLake Investments Co. Ltd., pursuant to the Distribution and Cooperation Agreement in China dated February 22, 2017 (as amended), shall be assigned at Closing to the Company.
23.1.1.	无违规行为。乙方履行本协议以及完成本协议下的交付事项，提交相关交付文件，履行与交易相关的其他义务，并且不得(a) 违反或间接违反适用法律，或(b)政府机构、类似政府机构或对乙方有管辖权的其他机构同意书、许可证、授权书或其他备案文件(“所需要的批文”),或因违反相关规定（无论有无通知或随着时间推移）而导致协议下的义务增加、终止或取消，或者构成违反（无论有无通知或随着时间推移）任何对乙方有约束力的宪章条款或规定、公司注册证书、公司章程、地方规则、协议、契约、抵押或产权负担，不得出现导致乙方的许可、授权或执照被吊销、撤回、没收或更新的行为，并且乙方声明和担保与北京银湖投资管理有限公司的合同安排符合2017年2月22日签署的《中国分销合作协议》，并且应在公司交割之前完成分配。

23.1.2.	Litigation. There is no action, claim, suit, proceeding or investigation (including employee related disputes) pending, or to Party B’s and knowledge currently threatened, against Party B, or any entity within Party B Group, that affects the assets of the Company or Party B, or the Company’s ability to perform or observe any obligation or condition under this Agreement or any other transaction document.
23.1.2.	诉讼。在此期间，乙方或乙方下属单位不得存在任何索赔、诉讼或法院调查行为（包括因员工所致的纠纷），并且不得存在影响乙方资产或乙方完成本协议下的义务和完成所有约定交易的行为。

23.1.3.	Intellectual Property.
23.1.3.	知识产权。

23.1.3.1.	A full, complete and detailed list of the Intellectual Property is attached as Schedule 23.1.3.1 hereto and identifies each:(a) patent, trademark, copyright, domain name or registration which has been issued to Party B and/or any entity within Party B Group; and (b) pending patent, trademark or copyright application or application for registration which the Party B and/or any entity within Party B Group has made with respect to any of the Intellectual Property.
23.1.3.1.	关于知识产权的完整详细清单已囊括在本协议附表23.1.3.1，并且确认了：(a) 发放给乙方与/或乙方集团下属单位的专利、商标、版权、域名或登记注册; 以及 (b) 乙方与/或乙方集团下属单位针对其知识产权作出的专利、商标、版权、申请。

23.1.3.2.	Party B and the parent company of Party B has taken all commercially reasonable measures to protect the confidentiality of the Intellectual Property and any other non-public, proprietary information material to the businesses of Party B, which measures are reasonable and customary in the industry in which the entities within Party B Group operate. All employees, contractors and agents of Party B and of entity within Party B Group executed non-disclosure and assignment of invention agreements (or similar agreement relating to the protection, ownership, development, use and transfer of the Intellectual Property) in form which is satisfactory and customary. To Party B’s knowledge, no employee, contractor or agent of Party B and of any entity within Party B Group is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement relating to the protection, ownership, development, use or transfer of the Intellectual Property or any other intellectual property or technology owned by Party B. Except a set out in the Schedule 23.1.3.2, no rights in any Intellectual Property, software or technology have been transferred or granted, with regard to the Territory, by Party B or any entity within Party B Group and/or any subsidiary and/or affiliate thereof to any other person.
23.1.3.2.	乙方和乙方的总公司已经采取一切合理措施来保护知识产权的机密性，并且未向非政府机构或者与乙方无任何业务关系的人透露知识产权信息，同时，所采取的这些措施对乙方集团的下属单位来说合理且具有可行性。乙方集团的所有员工、分包商和代理人必须按照惯例履行保密和专利分配协议（或者与保护、拥有、开发、使用和转让知识产权相关的类似协议）。据乙方了解，乙方以及乙方集团下属单位的员工、分包商或代理人未出现违反雇佣协议和保密协议相关条款、转让保护、所有权、开发相关的发明协议或类似协议，未存在使用或转让知识产权或甲方所有其他知识产权与技术的情况，除了附表23.1.3.2说明的情况之外，甲方以及甲方的任何子公司与/或关联方没有将已转让的境内知识产权、软件或技术转让给其他任何人。

23.1.3.3.	Party B or any entity within Party B Group is the owner of, or has valid and continuing rights to use the Intellectual Property with respect to the Territory, free and clear of all third party rights (including any third party rights that may have been claimed by Lifewatch AG or an affiliate thereof).Party B or any entity within Party B Group has valid and continuing rights to make, sell, license or otherwise use the Intellectual Property in connection with the conduct of the business of Party B as presently conducted and as contemplated to be conducted in the Territory. To its knowledge, there is no intellectual property or technology other than Intellectual Property licensed to the Company hereunder that is material to or necessary for the operation of the business of the Company as conducted and, or for the continued operation of the business of the Company as contemplated to be conducted.
23.1.3.3.	乙方以及乙方集团关联方是与第三方权利无关的知识产权所有者，并且有权使用这些知识产权（包括与Lifewatch AG或子公司相关的第三方索赔）。乙方以及乙方集团的下属单位有权制作、出售、许可或以其他方式使用与乙方业务相关的知识产权，并且应按照乙方的权利范围来使用。据了解，除了按本协议授予公司的知识产权之外，不存在其他严重影响公司业务经营或影响持续经营的其他知识产权或技术。

23.1.3.4.	To Party B’s best knowledge, neither Party B nor any of the entities within Party B Group by virtue of their use of the Intellectual Property (including as contemplated hereunder) infringes upon, misappropriates, make unauthorized use of, or otherwise violate the intellectual property rights of any third party.
23.1.3.4.	据乙方了解，乙方及其乙方集团的下属单位从未因使用知识产权（包括本协议下拟用的知识产权），存在侵犯、占用、非授权使用或以其他方式侵犯第三方知识产权的行为。

23.1.3.5.	To the knowledge of Party B, no person is infringing, violating, misappropriating or otherwise misusing any of the Intellectual Property, and neither Party B nor any of the entities within Party B Group has made in the last five (5) years preceding the date hereof any such claims against any person.
23.1.3.5.	据乙方了解，不存在任何人士侵犯、违反、占用或滥用知识产权的情形，并且过去五（5）年内乙方及其集团公司的下属单位从未就侵犯、违反、占用或滥用知识产权相关提起任何索赔。

23.1.3.6.	There are no contracts or arrangements to which Party B or any of the entities within Party B Group is a party under which any governmental authority acquires rights with respect to any Intellectual Property, nor has any governmental authority acquired any rights outside of any such contracts, arrangements or subcontract as the result of providing any funding to Party B or to any of the entities within Party B Group relating to the development of any Intellectual Property, and there are no contracts or arrangements to which Party B or of any of the entities within Party B Group is a party under which any governmental authority acquires rights with respect to any Intellectual Property exclusively licensed to Party B or any of its subsidiaries or affiliates.
23.1.3.6.	乙方及其乙方集团公司下属单位的合同与安排中从未出现过政府机构撤销知识产权的情况；乙方或乙方集团的下属单位在知识产权的开发过程中从未出现过越权或违反政府规定的行为；并且乙方或乙方集团公司的下属单位制定的合同或安排中涉及向乙方或子公司及附属企业的知识产权中不存在被政府没收权利的情况。

23.1.4.	Party B has disclosed to Party A all material facts pertaining to its relevant business operations and such disclosure, in light of the circumstances under which it was made, is not materially misleading.
23.1.4.	乙方已经向甲方公开涉及业务经营的所有重大事项，并且这些披露事项不存在误导的情况。

Chapter 10

第10章

Indemnification Undertakings

赔偿担保

24.	Indemnification by Party B
24.	乙方赔偿

24.1.	The representations and warranties made by Party B under Section 23 shall survive the execution and delivery of this Agreement and shall remain in full force and effect until the lapse of twenty-four (24) months from the Closing Date (except for the representations and warranties made by the Party B under Section Section 23.1.3 (Intellectual Property) which shall remain in full force and effect until the lapse of thirty-six (36) months from the Closing Date), whereupon following such period such representations and warranties of and the liability of the Company with respect thereto shall expire and be of no further force and effect.
24.1.	乙方根据第23条提出的声明和保证在本协议的执行和交付之后仍然有效，并将在交割日后二十四（24）个月内保持完全有效，(除乙方根据第23.1.3条“知识产权”作出的在交割日后三十六（36）个月内仍保持完全有效的声明和保证外）。因此，在此类期限之后，本公司对此的声明和保证及责任将届满，不再具有效力。

24.2.	Subject to the provisions in this Section 24, Party B undertakes to indemnify and hold the Party A, and each of its officers, directors, agents and employees and anyone on behalf of either of them (each of the foregoing, an “Party A Indemnified Person”), harmless from and against any and all Losses, arising from any of the following:(i) any breach or misrepresentation of any representation or warranty made by Party B in this Agreement or in any transaction document, (ii) any breach of or default in connection with any of the covenants, undertakings or agreements made by Party B in this Agreement or any transaction document (each of (i) and (ii) shall be referred to as a “Breach”).
24.2.	根据本第24条的规定，乙方承诺赔偿和保持甲方及其人员、董事、代理人和雇员以及任何一方代表（以上各方，“甲方受偿人”）免受由以下任何一项引起的任何和所有损失，(i)乙方违背或虚假声明本协议或任何交易文件中作出的任何声明或保证；(ii) 乙方违背或违反本协议或任何交易文件中作出的任何契约、承诺或协议（(i)和(ii)中的任一条都应视为“违约”）。

“Losses” shall mean, in that regard, any and all direct losses, causes of action, liabilities, costs, damages and expenses.Actions - including, interest, penalties, reasonable attorneys’, consultants’ and experts’ fees and expenses and all amounts paid in investigation, defense or settlement (in accordance herewith) of any of the foregoing.The Definition of Loss specifically excludes indirect, incidental, consequential, special or punitive losses and damages.

“损失”是指由诉因、责任、费用、损害赔偿引起的任何所有直接损失。行为 - 包括权益、罚款、合理的律师、顾问和专家费用以及（根据）上述任何一项调查、辩护或处理而支付的所有款项。损失的定义特别排除了间接、偶然、附属、特殊或惩罚性损失和损害赔偿。

24.3.	Notwithstanding the aforementioned, the aggregate liability of Party B towards any Party A Indemnified Person under this Agreement and any law, (i) shall arise only for sums which exceed US$50,000 (or its equivalent in any other currency) provided however that if the damage or loss exceeds such amount, a claim can be made for the entire amount of damage or loss, i.e., “from the first dollar”; and (ii) shall be limited to the actual aggregate amount of Contribution Amount paid by Party A to the Company, plus an interest rate of Libor + 2%, per annum.
24.3.	尽管有上述规定，乙方对本协议和任何法律所规定的任一甲方受偿人的累积责任，(i)仅在超过50,000美元（或任何其他货币的等值金额）的情况下产生，但如果损害或损失超过该金额，则可对损害或损失进行全额索赔， 即"从一美元开始”；(ii)应限于甲方向本公司支付的出资金额的实际总额，加上每年2％的伦敦银行同业拆借利率。

24.4.	Whenever a claim arises under this Section 24, Party A Indemnified Person seeking indemnification (the “Claimant”) shall notify Party B, in writing of such claim and the facts constituting the basis for such claim.Party B shall promptly assume the defense of such Claimant, with counsel reasonably satisfactory to such Claimant, and the fees and expenses of such counsel shall be at the sole cost and expense of Party B, provided that such Claimant may also cooperate in such defense at its sole discretion and at its own expense and Party B undertakes to cooperate with the Claimant in such event.
24.4.	无论何时根据第24条提出索赔寻求赔偿的甲方受偿人（“索赔人”）应以书面形式通知乙方，并提供构成索赔依据的事实。如果律师认为此类索赔人的理赔合理，则乙方应立即承担此类索赔人的辩护费用和律师费。但该索赔人也可自行酌情配合进行辩护，并自行承担费用，乙方承诺在此情况下与索赔人合作。

24.5.	The remedies listed in this Section 24 are the sole and exclusive remedies of Party A for any Breach.
24.5.	第24条所列补救措施是甲方对任何违约行为唯一且独有的补救办法。

Chapter 10

第10章

The Board of Directors and Supervisor of the Joint Venture Equity Company

合资企业董事会及监事

25.	The Board of Directors of the Joint Venture Equity Company
25.	合资企业董事会

25.1.	Upon the Closing of this Agreement and the transactions contemplated herein, the board of directors of the Company (“Board”) shall be responsible for determining the overall policies and objectives of the Company and to supervise the activities of the management of the Company, as further described in this Chapter 10.All rights and powers not otherwise granted to the management under any applicable law or by contract, shall vest with the Board.
25.1.	本协议及本公司拟定交易交割后，本公司董事会（“董事会”）负责确定本公司的总体政策和目标，并监督公司管理层的活动（如第10章所述）。任何适用法律或合同规定的不得以其他方式授予管理层的所有权利和权力均由董事会负责授权。

25.2.	Members of the Board
25.2.	董事会成员

25.2.1.	The Board shall consist of 7 (seven) members, 3 (three) directors appointed by the Party A (the “Party A Directors”) and 4 (four) directors appointed by Party B (all of the above - collectively, the “Directors”).
25.2.1.	董事会由7（七）名成员组成，由甲方（“甲方董事”）任命的3（三）名董事，以及乙方委任的4（四）名董事（以上统称为“董事”）组成。

25.2.2.	Directors shall be appointed, by notice in writing to the Company, by the Equityholder entitled to appoint such Director, as set forth above. A Director shall only be dismissed and/or replaced by the Equityholder that appointed him/her. The term of office of the Directors will be renewed every Three (3) years.
25.2.2.	董事应由如上所述的本公司有权委任该董事的股权持有人以公司书面形式通知委任。董事只能由任命他/她的股权持有人解雇和/或更换。董事任期为每届 三（3）年。

25.2.3.	The first Chairperson of the Board will be the Founding Shareholder, who shall reside on Board throughout the Lockup Period (as defined hereunder) and shall serve as an active chairman of the Company. Thereafter, the chairperson of the Board shall be one of the Directors appointed by Party B.
25.2.3.	董事会第一任主席为创始股东，且在整个锁定期（定义见下文）均为董事会成员，并担任本公司董事长。此后，董事会主席应为乙方任命的董事之一。

25.2.4.	The chairperson of the Board of directors will preside at every meeting of the Board. The chairperson of the Board will be the legal representative of the Company. The Vice Chairperson of the Board will be appointed by the Party A, initially Dr. Yehoshua Jacob Gleitman. If at any meeting the Chairperson is not present within fifteen (15) minutes of the time fixed for the meeting, the Directors present shall choose someone to be the Chairperson of such meeting. Subject to the terms of Section 25.5 below (Protective Provisions), the Chairperson shall be entitled to an additional or casting vote in a Board meeting.
25.2.4.	董事会主席将主持董事会的每次会议。董事会主席为本公司法定代表人。董事会副主席将由甲方任命，最初由Yehoshua Jacob Gleitman博士任命。如果在任何会议上，主席在规定会议时间的十五（15）分钟后未出席，出席会议的董事应选择一人担任该会议的主席。根据下文第25.5条（保护条款）的规定，主席在董事会会议中有权另外投票或投决定票。

25.2.5.	A Director may appoint an alternate for a specific matter or for a certain meeting, by issuance of notice in this regard to the Company, at least 2 days prior to the date of the Board meeting. If a Director serves as an alternate for one or more additional directors, he/she shall have the number of votes equal to the number of directors he/she represents.
25.2.5.	董事可在董事会会议召开之日前至少2天向本公司发出有关特定事项或某一会议的候补人。如果一名董事作为一名或多名其他董事的候补人，他/她的票数应等于他/她所代表的董事人数。

25.2.6.	None of the Directors or alternate Directors shall be entitled to receive from the Company any remuneration for their services as Directors.
25.2.6.	任何董事或替任董事均无权从本公司获得任何董事酬金。

25.3.	Meetings of the Board
25.3.	董事会会议

25.3.1.	Meetings of the Board shall be convened by prior written notice of not less than seven (7) Working Days, specifying the date and time (which must be reasonable to all members of the Board taking into consideration different time zones, applicable public holidays and rest days), place and agenda of the meeting, which shall be given to all Directors and their alternates. Said notice may be waived or shortened upon the agreement in writing of all Directors. The Board will convene at least once a year. The chairperson of the Board may convene a meeting of the Board at the request made by more than one-third of the Directors. Unless otherwise agreed in writing by all Directors, the Board meetings shall be held at the GDD.
25.3.1.	董事会会议应不少于七（7）个工作日前事先书面通知，并明确日期和时间（考虑不同的时区、适用的公众假期和休息日，董事会会议对所有成员必须合理）、会议的地点和将提交给所有董事及其候补成员的议程。根据所有董事的书面协议，可以放弃或缩短上述通知。董事会每年至少召开一次会议。董事会主席可应三分之一以上董事的要求召集董事会会议。除非所有董事另有书面同意，董事会会议将在开发区进行。

25.3.2.	Any action of the Board consented to in writing (including via facsimile or e-mail) by all the Directors shall be valid as if so voted upon at a Board meeting duly called and held.
25.3.2.	董事会全体董事书面同意的（包括通过传真或电子邮件）任何行为均应在正式召集和召开的董事会会议上投票通过后生效。

25.3.3.	The Board shall be allowed to hold meetings using any means of telecommunication, provided that all Directors participating in the meeting can speak simultaneously and hear and be heard by all other Directors participating in the meeting, and provided further that the minutes of said meetings are thereafter signed by the Chairperson and Vice Chairman of the meeting.
25.3.3.	董事会应被允许使用任何电信方式召开会议，但所有参加会议的董事均可同时发言、听见并被参加会议的所有其他董事听见，并进一步规定上述会议记录应由会议主席和副主席签字。

25.3.4.	The legal quorum necessary for the holding of a meeting of the Board is the presence, either in person or by proxy, of at least 2/3 of the appointed Directors serving in office at that time.
25.3.4.	举行董事会会议所需的法定人数规定应至少有2/3的任用董事或其代理人出席会议。

25.3.5.	If within half an hour of the time for the scheduled meeting, a legal quorum is not present, the meeting shall be postponed by one (1) Working Day and shall be held at the same place and time (“First Adjourned Meeting”).Quorum for the First Adjourned Meeting of the Board shall be 2/3 of the Directors that are present, either in person or by proxy, and in the absence of a quorum, then a second adjourned meeting will be convened, within one (1) Working Day from the date of the First Adjourned Meeting, and shall be held at the same place and time (“Second Adjourned Meeting”).Quorum at the Second Adjourned Meeting shall be 2/3 any number of the Directors that are present, either in person or by proxy.In the absence of a legal quorum at the Second Adjourned Meeting, the absentee Director will grant a proxy to one of the Directors that is present.A duly form of a proxy by each of the Directors will be agreed by the Parties and signed by each of the Directors at Closing.
25.3.5.	如果在规定会议时间的半小时后，出席人数达不到法定人数要求，会议应延长一（1）个工作日，并将在同一时间同一地点（“第一次延期会议”）举行。董事会第一次延期会议的法定人数为出席董事及代理人的2/3，在法定人数不足的情况下，将在第一次延期会议结束之日起一（1）个工作日内在同一时间同一地点召开第二次延期会议（“第二次延期会议”）。第二次延期会议的法定人数为出席董事及代理人的的2/3。由于不满足第二次延期会议的法定人数，缺席董事将向出席会议的董事之一授予委托书。每名董事的委托代理表将由双方同意，并由各董事于交割时进行签署。

25.3.6.	Subject to the terms of Section 25.5 below (Protective Provisions) and the Chairperson’s casting vote, each of the Directors shall have an equal voting right, on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means.
25.3.6.	根据下文第25.5条（保护条款）和主席的投票权，每名董事应对每项决议享有平等的投票权，不论是以举手表决、以书面投票还是以其他方式进行表决。

25.3.7.	At the Closing, the Company will obtain D&O (directors and officers) insurance policy with a carrier, on such terms as shall be approved by the Board of the Company. The Company will enter into an indemnification agreement with each Director (as well as with any other officeholders of the Company as shall be approved by the Board), as and to the extent customary for companies incorporated and operating in the Territory, in a form approved by the Board.
25.3.7.	在交割时，公司将按照本公司董事会批准的条款通过运营商取得D＆O（董事和高级职员）保险单。本公司将按照董事会批准的形式以及境内注册和经营的公司惯例与各董事（以及与董事会批准的其他公司官员）订立补偿协议。

25.3.8	After the Closing, the Company undertakes to open an additional bank account (“Additional Account”), into which such amounts out of the Additional Funding required for the business operations of the Company from the second anniversary from Closing and onwards (as further described in the Company’s Business Plan), will be transferred. Additional Funding deposited in the Additional Account, will be released in annual tranches, in an amount each time, sufficient to support the Company’s needs as reflected in the Business Plan; and transferred to the Company’s current account, upon receipt of the mutual written consent, prior to the release of each tranche, of a representative on behalf of Party A and the Chairman of Company’s Board of Directors.
25.3.8.	在交割后，公司有义务另外开立一个银行账户（“专用账户”），并将自交割日起两（2）年及之后公司的商业经营所需的（由公司商业计划进一步规定）需要从额外资金中支出的部分划转至该专用账户。专用账户的额外资金将以商业计划中反映的足够支持公司需要的金额每年分批发放；并在每批发放前收到甲方代表和公司董事会的董事长共同的书面同意后转账到公司的经常账户中。

25.4.	Voting Rules for the Board
25.4.	董事会投票规则

Subject to Section 25.5 (Protective Provisions) below, and unless otherwise required by applicable laws with respect to issues that require a unanimous vote, any decision, action or resolution of the Company, taken by the Board, shall be taken by a simple majority vote (or Directors, subject to the Chairperson’s casting vote, as applicable).

根据下文第25.5条（保护条款），除非适用法律规定要求一致投票的事项，公司董事会作出的任何决定、行为或决议由简单多数票表决（或董事，主席的决定票，视情况而定）。

25.5.	Protective Provisions
25.5.	保护条款

25.5.1.	Notwithstanding that stated in Section 25.4 above, any decision, action or resolution of the Company taken by the Board, with respect to the following matters, shall require the affirmative vote or written consent of at least one of Party A Directors, as applicable:
25.5.1.	尽管第25.4条所述，董事会对于以下事项采取的任何决定、行为或决议均应要求至少一名甲方董事酌情表决或书面同意：

25.5.1.1.	own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity, other than in the ordinary course of business and other than the purchase of all equity rights of another corporation;
25.5.1.1.	拥有任何子公司或其他法人、合伙人或其他实体的股票或其他证券，而非正常业务过程中或购买其他公司的所有股权;

25.5.1.2.	make any loan or advance to any person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board;
25.5.1.2.	向任何人提供任何贷款或预付款（包括任何雇员或董事），除了在正常业务过程中的预付款和类似支出，或根据董事会批准的员工股票或期权计划的条款外；

25.5.1.3.	guarantee any material indebtedness except for trade accounts of the company or any subsidiary arising in the ordinary course of business;
25.5.1.3.	保证除正常业务过程中公司或任何子公司的贸易账户外的任何重大债务;
25.5.1.4.	make any investment inconsistent with any investment policy approved under the Business Plan;
25.5.1.4.	任何与商业计划下批准投资政策不符的投资;
25.5.1.5.	incur any aggregate indebtedness in excess of 10% of the annual budget that is not already included in a Board-approved Business Plan;
25.5.1.5.	导致超过董事会批准的商业计划中年度预算10％的总负债;
25.5.1.6.	enter into or be a party to any ‘related party ‘transaction’; For purposes herein, a ‘related party transactions’ shall mean: transactions, agreements, arrangements or understandings between the Company or any subsidiary or affiliate thereof on the one hand, and directly or indirectly any director, employee or executive officer of the Company or any of his or her immediate family member.

25.5.1.6． 订立或成为任何交易“关联方”的一方；就本文目的而言，“关联方交易”指：一方面，本公司或任何子公司或其关联方与本公司任何直接或间接董事、雇员或执行人员或其直系亲属之间的交易、协议、安排或理解。

25.5.1.7.	change the principal business of the company, enter new lines of business, or exit the current line of business;
25.5.1.7.	更改公司的主要业务、从事全新业务或退出当前业务；

25.5.1.8.	sell, assign, license, pledge or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business;
25.5.1.8.	出售、转让、授予许可、抵押或阻碍材料技术或知识产权，但一般交易过程中授予的许可除外；

25.5.1.9.	enter into any material corporate strategic relationship involving the payment contribution or assignment by the company or to the company, other than in the ordinary course of business;
25.5.1.9.	除了在正常的业务过程中，与公司达成涉及付款或转让的任何重大的企业战略关系;

25.5.1.10.	liquidate, dissolve or wind-up the affairs of the company, or effect any merger or consolidation or any other Exit Event, except for an IPO of the Company (which is not a Party A Exit Right (as described in Section 33 below));
25.5.1.10.	清算、解散或结束公司事务，或进行任何并购或合并或除本公司上市外的任何其他退出事件（非甲方退出权（如下文第33条所述））;
25.5.1.11.	amend, alter, or repeal any provision of any of the company’s incorporation documents;
25.5.1.11.	修改、更改或废除任何公司注册文件的任何条款;

25.5.1.11.	create or hold capital stock in any subsidiary that is not a wholly-owned subsidiary or dispose of any subsidiary stock or all or substantially all of any subsidiary assets;
25.5.1.11.	建立非全资子公司持有股本，或处置任何子公司股份或全部或实质上所有的子公司资产;

25.5.1.12.	increase or decrease the size of the Board; or
25.5.1.12.	增加或减少董事会的规模; 或

25.5.1.13.	approve of a reorganization of the securities of the company, a sale of all or substantially all of the assets of the company, or a merger of the company or any Exit Event.
25.5.1.13.	批准重组公司证券，出售公司全部或大部分资产，或公司合并或任何退出事件。
25.5.2.	If fundraising by the Company as part of future rounds of financing has been approved by a simple majority of Directors and the amendments to the Articles of Association is required, Directors appointed by Party A shall not unreasonably refuse to vote for the amendments to the Articles of Association and the increase of registered capital.
25.5.2.	若本公司作为未来一轮融资的一部分的资金筹集事宜经多数董事批准且需相应修订公司章程的，由甲方委派的董事不得无理由拒绝相应修订公司章程和增加公司注册资本。

25.6.	Supervisory Board of the Joint Venture Equity Company
25.6.	合资公司监事会

25.6.1.	Effective as of closing, the company will not have a supervisory committee, but shall appoint a supervisor (the “supervisor”). Company supervisor shall be nominated by both Parties. The term of appointment of the supervisor shall be three (3) years. When the term expires, the supervisor may be re-nominated by both Parties. Directors and senior management staff shall not assume the position of a supervisor.
25.6.1.	截至交割为止，本公司将不设监事会，但应任命一名监事（“监事”）。监事应由双方提名。监事任期为三（3）年。任期届满后，监事可经双方提名后连任。董事、高级管理人员不得担任监事职务。

25.6.2.	The role of the Supervisor shall include the following responsibilities:
25.6.2.	监事的职责包括：

(i)	Check the financial affairs of the Company;
(i)	检查公司财务情况;
(ii)	Supervise the acts of senior management personnel, Directors, and recommend to the Board on corrective actions from Directors and senior management personnel;
(ii)	监督高级管理人员、董事的行为，对高级管理人员采取的纠正措施向董事会提出建议;

(iii)	Propose to convene temporary meetings of the Board, and bring forward proposals at meetings of the Board of Directors.
(iii)	提出召开董事会临时会议，提出董事会会议议案。

25.6.3.	The Supervisor shall be invited to attend all meetings of the Board as a non-voting attendee, and may raise questions or suggestions about the meeting agenda discussed by the Board.
25.6.3.	监事应被邀请作为无表决权的出席者参加董事会的所有会议，并可就董事会讨论的会议议程提出问题或建议。

Chapter 11

第11章

Lock-Up Period, Co-Sale Right,

锁定期，共同出售权，

Right of First Offer, Pre-Emptive Rights

优先报价权，优先认股权

26.	Lockup Period
26.	锁定期

During a period of twenty four (24) months from the Closing (“Lockup Period”), but provided that such period shall lapse upon an IPO of the securities of the Company (as defined in Section 27.2 hereunder), the Equityholders shall not sell, transfer, assign, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber or make any other Disposition of any of their Equity Rights in the Company, without the prior written consent of the other Equityholders, provided that a Equityholder shall be entitled to make a Disposition of its fully paid up Equity Rights to its respective Permitted Transferee, and further provided, however, that such transferee shall execute a joinder to this Agreement, consenting to be bound under the same rights and obligations which apply to its respective transferor, as further set in Section 27.3.7 below.

在交割（“锁定期”）起二十四（24）个月期间内，若本公司证券上市（如本协议第27.2条所定义），该期限将会失效，未经其他股权持有人事先书面同意，股权持有人应不得出售、转让、质押、抵押或以礼物或其他方式处置或以任何方式对本公司任何其他权益进行任何处置，但股权持有人有权向其各自的许可受让人对其已缴足股本的股权进行处置，且此受让人应执行本协议的约定，并同意受到适用于其各自的转让人的相同权利和义务的约束，如下文第27.3.7条所述。

For the removal of doubt, the undated consent, executed by each of Party B and Party A, for the Disposition of Equity Rights by the other Equityholder, is attached as Exhibit 19.2.5 and 19.3.4 herein, and will be used by the other Shareholder upon a Disposition, subject to the fulfilment by such other Equityholder, of all the terms set forth in Chapter 11 of this Agreement. Moreover, each of the Parties undertakes to provide all necessary assistance to allow the other Party to exercise its rights under this Chapter 11.

为消除疑义，由乙方和甲方各自为另一股权持有人处置股权而签订的无限期同意书，为附件19.2.5和附件19.3.4，并由另一股东在处置时使用此附件，并按照本协议第11章规定条款执行。此外，各方承诺提供一切必要的协助，让另一方行使本第11章所规定的权利。

27.	Co-Sale Right; Right of First Offer
27.	共同出售权；优先报价权

Following the Lockup Period and prior to first to occur of: the consummation of an IPO of the securities of the Company or an Exit Event (as such terms are defined in Section 27.2 hereunder), Dispositions of Equity Rights in the Company, other than a transfer to a Permitted Transferee, shall be subject to the following, as applicable:

在锁定期后，在本公司证券上市（IPO）完成或退出事项（根据本协议第27.2条定义）首次发生之前，除对许可受让人的转让外，本公司股权处置应适用以下条款：

27.1.	Party A’s Co-Sale Right
27.1.	甲方的共同出售权

27.1.1.	Party B shall only sell its Equity Rights of the Company further to a Bona Fide Offer (as defined below).If Party B reaches an agreement to sell any of its Company’s Equity Rights further to a Bona Fide Offer, it shall give Party A a Shareholder Offeror Notice (as defined below) (within fourteen (14) Working Days of the receipt of any such Bona Fide Offer) giving Party A the opportunity to participate in such sale, on a pro rata basis, and in accordance with the terms of such Shareholder Offeror Notice as described in Section 27.1 below.
27.1.1.	乙方应仅能将其公司股权出售给善意要约（定义如下）。若除善意要约外，乙方就出售其本公司任何股权进一步达成协议，乙方应向甲方提供股东要约人通知（定义如下）（在收到任何此类善意要约后十四（14）个工作日内），以便向甲方提供按比例参与此类出售的机会，并按照下文第27.1条所述股东要约人通知条款执行。

27.1.2.	Any election by the Party A to participate in the sale of Party B Company Equity Rights, shall be made by written notification (an “Co-Sale Notice”) to be received by Party B within twenty one (21) Working Days after the receipt of the Shareholder Offeror Notice by Party (“Acceptance Period”).
27.1.2.	甲方选择跟随乙方共同出售的，应当通过书面通知（“共同出售通知”）告知乙方，乙方需在收到股东要约人通知后的21个工作日内收到此通知（“接受期”）。

27.1.3.	The Co-Sale Notice will confirm that Party A is willing to sell Company Equity Rights, at the price and on the terms stated in such Shareholder Offeror Notice, a pro rata portion of the total number of Offered Equity Rights being sold by Party B equal to the product obtained by multiplying the number of the Offered Equity Rights by a fraction, the numerator of which is the number of Equity Rights of the Company held by Party A, on an as converted basis, and the denominator of which is the sum of the total number of Equity Rights owned by Party B and Party A, on an as converted basis.To the extent Party A exercises such right of Co-Sale, the number of Equity Rights from the Offered Equity Rights that Party B may sell shall be correspondingly reduced and Party B shall not sell any of the Offered Equity Rights to the Bona Fide Purchaser unless the Party A is allowed to sell its pro rate share of the Offered Equity Rights as detailed above.If there is no such sale within ninety (90) calendar days period, then Party B will not sell or transfer the Offered Equity Rights, or any other Equity Rights of the Company, without again complying with the provisions of this Section 27.1.3.
27.1.3.	共同出售通知将确认甲方愿意按照股东要约人通知中规定的价格和相关条款出售公司股权，按比例分摊乙方出售的股权总数，等于将提供的股权数量乘以一个分数获得，在转换的基础上，其分子是甲方持有的本公司股权数量，在转换的基础上，其分母为乙方和甲方所持有的股权总数。在甲方行使这种共同出售权的情况下，乙方可以出售的股权数量相应减少，除非根据上述内容，甲方可以出售其相应比例的股权，否则乙方不得将任何提供的股权出售给善意要约购买方。如果在九十（90）个日历天内没有此类销售，若不符合第27.1.3条，则乙方不得出售或转让本公司的股权或者其它权益。

27.1.4.	If Party A does not provide a Co-Sale Notice within the Acceptance Period, it shall be deemed to have rejected such offer and waived its co-sale rights under this Section 27.1.4, and Party B shall be free, within ninety (90) calendar days of the date of expiration of the period for submission of a Co-Sale Notice, to sell the Offered Equity Rights at the price and on the terms contained in the Shareholder Offeror Notice, provided that, to the extent approved by the Party A, ongoing obligations of Party B (i.e. grant of the License) shall continue to apply and further provided that the purchaser of any such Offered Equity Rights has agreed in writing to assume all other obligations of Party B under this Agreement. If there is no such sale within such ninety (90) calendar days period, then Party B will not sell or transfer the Offered Equity Rights, or any other Equity Rights of the Company, without again complying with the provisions of this Section27.1.4.
27.1.4.	若甲方在接受期内未提供共同出售通知，应视为已根据本第27.1.4条拒绝了该项要约并放弃其共同出售权，在乙方提交共同出售通知期限到期日的九十（90）个日历天内，乙方可自由按照股东要约人通知中规定的价格和条款出售股权，条件是在甲方同意的范围内，乙方的持续履行的义务（即授予的许可）应继续适用，且何此类股权的买方已书面同意承担乙方根据本协议承担的所有其他义务。若在九十（90）个日历天内没有此类销售，若不符合第27.1.4条，则乙方不得出售或转让本公司的股权或者其它权益。

27.2.	Party B’s Right of First Offer
27.2.	乙方的优先报价权

27.2.1.	Party A shall only sell its Equity Rights of the Company further to a Bona Fide Offer. If Party A proposes to Dispose any of its respective Equity Rights in the Company (other than to a Permitted Transferee) it shall give Party B a Shareholder Offeror Notice, giving Party B the opportunity to purchase all of the Equity Rights of the Company identified in any such Shareholder Offeror Notice.
27.2.1.	甲方应仅能将其公司股权出售给善意要约。若甲方提议处置任何其所有的公司股权（而不是给许可受让人），则甲方应给乙方提供股东要约人通知，以便为乙方提供机会购买此股东要约人通知中载明的所有公司股权。

27.2.2.	Any election by Party B to purchase Party A Company Equity Rights pursuant to this Section 27.2 shall be made by written notification (an “Acceptance Notice”) to be received by Party A within fourteen (14) Working Days (the “Acceptance Period”) after the receipt of the Shareholder Offeror Notice by Party B.
27.2.2.	乙方选择根据此27.2条购买甲方拟出售股权的，应通过书面通知（“接受通知”）告知甲方，且甲方需在乙方收到股东要约人通知后的14个工作日（“接受期”）内收到此通知。

27.2.3.	The Acceptance Notice shall specify Party B’s consent to purchase the entire amount of the Equity Rights of the Company offered by Party A under the Shareholder Offeror Notice. Failure by Party B to deliver an Acceptance Notice during the Acceptance Period shall be deemed an irrevocable waiver by Party B of its rights under this Section 27.2 with respect to the Offered Equity Rights in any such Shareholder Offeror Notice.
27.2.3.	接受通知应指明乙方同意根据股东要约人通知购买甲方提供的全部股权。乙方在接受期未能提交接受通知，应视为乙方根据此第27.2条不可撤销地放弃任何该等股东要约人通知中所提供的股权权利。

27.2.4.	If Party B has issued an Acceptance Notice under this Section 27.2, the Offered Equity Rights shall be transferred by Party A to Party B pursuant to the terms identified in the applicable Shareholder Offeror Notice within fourteen (14) working days from the end of the Acceptance Period; and
27.2.4.	若乙方根据此第27.2条发出了接受通知，甲方应按照适用的股东要约人通知中规定的条款，在接受期满后十四（14）个工作日内，向乙方转让提供的股权；和

27.2.5.	Party A shall sell and transfer the Offered Equity Rights to Party B on an “as-is” basis, free and clear of any encumbrances, against payment by Party B of the applicable consideration specified in the Shareholder Offeror Notice.
27.2.5.	甲方应以“原样”方式向乙方出售和转让提供的股权，无任何产权负担，并由乙方支付股东要约人通知中规定的适用对价。

27.2.6.	In the event that not all Offered Equity Rights are elected to be purchased by Party B pursuant to this Section 27.2, then the Acceptance Notice shall be deemed to be null and void and the Party A may, during the seventy (70) day period following the end of the Acceptance Period, Dispose of such Offered Equity Rights pursuant to the terms of the applicable Shareholder Offeror Notice, provided that the purchaser of any such Offered Shares has agreed in writing to assume the obligations of Party A under this Agreement.
27.2.6.	若并非所有提供的股权均由乙方根据此第27.2条购买，则接受通知应被视为无效，且甲方可在接受期满后七十（70）天内，根据适用的股东要约人通知条款处置此类提供的股权，只要任何此类股权买方已经书面同意承担甲方根据本协议承担的义务。
27.2.7.	In the event that Party A does not consummate the Disposition of the Offered Equity Rights within such seventy (70) day period, any Disposition of any Equity Rights of the Company by Party A shall not be made unless it complies with the provisions of this Section 27.2 which will apply, mutatis mutandis.
27.2.7.	若甲方未能在七十（70）天内完成提供的股权处置，则除非符合此27.2条，比照适用，否则甲方不得对本公司任何股权进行任何处置。
27.3.	Defined Terms. The following defined terms used in this Section 27 (Party A’s Co-Sale Right, Party B’s Right of First Offer have the respective meanings set forth below:
27.3.	定义术语。此第27条所用术语（甲方共同出售权，乙方优先报价权分别具有以下含义：

27.3.1.	A “Bona Fide Offer” means a binding valid offer (including all material details and documents pertaining thereto) from a Bona Fide Purchaser (defined below) to purchase some or all of the Equity Rights of the Company owned by any of the Parties.
27.3.1.	“善意要约”指来自于善意买方（下述定义）购买由任何一方拥有的一些或全部本公司股权的具有约束力的、有效的报价（包括与之相关的所有重大细节及相关文件）。

27.3.2.	A “Bona Fide Purchaser” is any unaffiliated third party that is ready, willing and able to purchase or otherwise acquire any Equity Rights of the Company from any of the Parties, and that is not a direct competitor of Company (and/or Party B, in the event of a sale by Party A) or a third party convicted in felony (unless approved by the other Party).
27.3.2.	“善意买方”指准备、愿意和能够从任何一方购买或收购公司任何股权的任何非关联第三方，且非公司直接竞争方（在甲方出售情况下，和/或乙方）或任何犯有重罪的第三方（除非由另一方同意）。

27.3.3.	A “Shareholder Offeror Notice” is a written notice provided by a Party to the other Party setting forth (1) such Party’s intention to Dispose of its Equity Rights (pursuant to a Bona Fide Offer), (2) the type, class, and number of Equity Rights of the Company proposed to be Disposed of by such Party (the “Offered Equity Rights”), (3) the price and all other commercial and payment terms and conditions upon which such Party proposes to Dispose of its Equity Rights, (4) the manner in which the price and such other terms and conditions were or shall be established, and (5) the identity of the Bona Fide Purchaser.
27.3.3.	“股东要约人通知”指一方向另一方提供的书面通知，说明（1）该方对其股权的处置意图（根据善意要约），（2）该方需要处置的股权种类、结构和数量（“提供的股权”），（3）该方处置股权的价格和其它商务和付款条款和条件，（4）价格和其它条款和条件的建立方式，和（5）善意买方的身份。

27.3.4.	An “IPO”, an initial public offering of Company’s Equity Rights on any international stock exchange, provided, that with respect to the Company, following the transformation of the Company into a foreign investment company limited by shares, to the extent required under PRC Law;
27.3.4.	“上市（IPO）”指公司股权在任何国际证券交易所市场首次公开发行，但是本公司需在中华人民共和国法律规定的范围内，通过股权转为外商投资有限公司。

27.3.5.	“Exit Event”, means:(i) any merger, reorganization or consolidation of the Company with or into another entity, or the acquisition of the Company by means of any transaction or series of related transactions, following which the existing shareholders of the Company as of immediately prior to such transaction or series of related transactions hold, by virtue of such transaction or series of related transactions, less than 50% of the voting power of the surviving or acquiring entity or less than 50% of the issued and outstanding share capital of the surviving or acquiring entity, or (ii) a sale, transfer, grant of exclusive license or other disposition of all or substantially all of the assets of the Company, in a single transaction or a series of related transactions.
27.3.5.	“退出事件”指：（i）本公司与另一实体的任何兼并、重组或合并，或以任何交易或系列关联交易收购本公司，其后，本次交易或系列关联交易之前的本公司现有股东，凭借该交易或系列关联交易持有少于存续实体或收购实体的50％的表决权，或持有少于存续实体或收购实体已发行及流通股本的50％，或（ii）在单项交易或系列关联交易中，对本公司全部或几乎全部资产进行出售、转让、授予独家许可或进行其它处置。

27.3.6.	“Dispose” or “Disposition” means the sale, assignment, transfer, creation of any liens or encumbrances or other forms of disposition of Equity Rights in the Company (including, without limitation, any Equity Rights in the Company issued pursuant to any employee stock option plan); provided, however, that the term “Dispose” or “Disposition” will not include any liens or encumbrances made by Party B to any financial institution as security for its debts or obligations, and further provided, that:(i) with respect to any Disposition of Party A Equity Rights, it will not include any sale, assignment, transfer, creation of any liens or encumbrances or other forms of disposition to any competitor of the Company and/or Party B, unless approved in advance by Party B; and (ii) with respect to any Disposition of Party B Equity Rights, it will not include any sale, assignment, transfer, creation of any liens or encumbrances or other forms of disposition to any competitor of the Company and/or Party A, unless approved in advance by Party A.
27.3.6.	“处理”或“处置”指本公司出售、分配、转让、设立任何留置权或产权负担或其它形式的权益变动（包括但不限于本公司根据任何员工持股计划发行的的任何股权）; 但是，术语“处理”或“处置”一词不包括乙方向任何金融机构为其债务或义务担保的任何留置权或产权负担，此外：（i）甲方的任何股权处置，除非获得乙方的提前批准，否则不包括对本公司和/或乙方的任何竞争对手出售、分配、转让、设立任何留置权或产权负担或其他形式的处置; 和（ii）乙方的任何股权处置，除非获得甲方的提前批准，否则不包括对本公司和/或甲方的任何竞争对手出售、分配、转让、设立任何留置权或产权负担或其他形式的处置。

27.3.7.	“Permitted Transferee” means (1) any legal entity which controls, is controlled by, or is under common control with a certain transferor, (2) in case of a transfer by a legal entity transferor which is a partnership (including a limited partnership) or a limited liability company, to any partners or retired partners, members or retired members, or partnership (including a limited partnership) or limited liability company managed by the same management company (or the same manager of any such limited liability company) or to the partners or members thereof, or (3) in case of a transfer by a legal entity transferor which is a trustee, the beneficial owner of the Equity Rights, all provided that:(A) the provisions of this Agreement shall continue to be applicable to the Equity Rights of the Company following any such transfer, (B) as a condition to any such transfer, the Permitted Transferee/s shall undertake in writing to be bound by the provisions of this Agreement, and (C) the restrictions on the Disposition of Equity Rights of the Company under this Agreement shall apply to any disposition of Equity Rights of the Company held by the Permitted Transferee(s) mutatis mutandis. The term “Control” as used herein, means the ability to direct or cause the direction of the activity of a person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and it shall be deemed “control” in the event of ownership, solely or jointly with others, of half or more of the voting power, or the ability, solely or jointly with others, to designate a majority of the members of the board of directors or the manager(s) of any limited liability company or the general partner of any general partnership; provided, however, that for the purposes of this Section 27 only, the Disposition of any Equity Rights in a Permitted Transferee which is a legal entity (i.e., incorporated entity, limited liability company, trust or partnership) in which the sole or primary asset is Equity Rights of the Company (such legal entity shall be referred to as a “Holding Company”) shall be regarded as a Disposition of the Equity Rights of the Company, and the provisions of this Section 27 will apply accordingly.

27.3.7.	“许可受让人”是指（1）任何控制某一转让人、由某一转让人控制或与某一转让人共同受控的法律实体。（2）由合伙企业（包括有限合伙企业）或有限责任公司作为法定实体转让人，向任何合作伙伴或退休合作伙伴、成员或退休成员、或合伙企业（包括有限合伙企业）或由相同管理公司管理的有限责任公司（或任何此类有限责任公司的相同管理人员）进行的转让，或（3）作为法律实体进行的转让，此法律实体是受托人、股权的受益人；只要：（A）本协议条款继续适用于此类转让后的公司股权，（B）任何此类转让的条件是，许可受让人应以书面形式承诺受本协议条款的约束，（C）经比照后，本协议对本公司股权的处置限制适用于许可受让人持有的本公司的股权处置。本协议使用的“控制”这一术语，意思是直接或间接指导或形成对个人或实体活动指导的能力，不论是通过有表决权证券所有权，合同或其他方式，且应认为“控制”的情况为：单独或与他人共享的一半及以上的投票权所有权，或单独或与他人共同指派有限责任公司董事会多数成员或管理人员或普通合伙企业的普通合伙人的能力；然而，仅就第27条

28.	Preemptive Rights

28.	优先认股权

28.1.	Following the Closing, until immediately prior to the consummation of an IPO of the securities of the Company or an Exit Event, in the event that the Company proposes to issue or sell any New Securities (as defined below), the Company shall first offer to each of the Equityholders the right to purchase such number of New Securities reflecting a Equityholder’s Pro-Rata Share (as defined below) of the New Securities.

28.1.	交割之后，直到公司证券上市圆满成功或退出事件前，若公司有意发行或出售新证券（如下所述），公司应首先给各股权持有人提供权利购买一定数量新证券，以表明股权持有人对新证券股份分配比例。

For purposes of this Section 28, a Equityholder’s “Pro-Rata Share” shall mean the ratio of the number of issued Equity Rights of the Company owned by such Equityholder on an as converted basis immediately prior to the issuance of New Securities, to the total number of Equity Rights of the Company owned by all Equityholders immediately prior to the issuance by the Company of New Securities, on an as converted basis.

基于第28条，股权持有人的“股份分配比例”应意指股权持有人在新证券发行前在转换基础上持有的公司发行股权，对所有股权持有人在新证券发行前在转换基础上持有的公司发行股权总数的比例。

“New Securities” shall mean any equity interest (including different classes of Equity Rights and/or preferred Equity Rights) in the Company, whether now authorized or not, and grants of any rights, options or warrants to purchase such equity interests, and securities of any type whatsoever that are exercisable for or convertible into equity interests of the Company, other than (i) securities under an employees option plan approved by the Board, (ii) any type or class of Equity Rights issued pro rata to all Equityholders in recapitalization events or as dividend or bonus Equity Rights (including any adjustments made pursuant to such recapitalization), or (iii) securities offered to the public in an IPO.

“新证券”应意指公司的权益（包括不同等级的股权和/或优先股股权），无论现在是否被授权，以及授予任何权利、选择或保证以购买股权，以及无论任何类型的证券，可实行为公司股权或转化为公司股权，而非（i）由董事会批准的员工期权计划中的证券，（ii）在资本结构改变事件中按比例分配给所有股权持有人的任何形式或登记的股份或作为股息或分红股权（包括依据资本结构改变所做的调整），或（iii）在上市提供给公众的证券。

28.2.	In the event that the Company proposes to issue New Securities, it shall give each of the Equityholders a written notice (a “Rights Notice”) of its intention, describing the type of New Securities, the price, the general terms upon which the Company proposes to issue such New Securities, and the number of New Securities that each Equityholder has the right to purchase hereunder.Pursuant to the purchase mechanics identified in Section 28.3 below, each Equityholder shall have fourteen (14) calendar days from its receipt of a Rights Notice to agree to purchase all or any part of such Equityholder’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the applicable Rights Notice, by giving written notice to the Company setting forth the quantity of New Securities to be purchased.

28.2.	若公司有意发布新证券，其应该给每位股权持有人一封阐述其意向的书面通知（“权利告知书”），描述新证券的类型、价格、公司发行新证券以及的通用条款，以及每位股权持有人依此有权认购新证券的数量。基于当第28.3条所规定的购买机制，自其收到权利告知书起，每位股权持有人有十四（14）日历天时间购买全部或部分股权持有人按比例分配的新证券，以权利告知书中的价格，遵守适用的权利告知书所述通用条款，向公司提供书面通知，确定所购新证券的数量。

28.3.	In the event that any Equityholder fails to exercise in full its respective preemptive right within the fourteen (14) -day period specified above, the Company shall have ninety (90) calendar days after the expiration of such fourteen (14) day period to enter into an agreement with a third party to sell the New Securities in respect of which the applicable Equityholders’ pre-emptive right set forth in this Section 28.2 is not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the applicable Rights Notice.In the event that the Company has not entered into an agreement to sell such New Securities within such ninety (90) day period, the Company shall not thereafter issue or sell any New Securities without first again offering such New Securities to each of the Equityholders in the manner provided in this Section 28.

28.3.	若有股权持有人未能在十四（14）天内行使上述各自的优先购买权，公司在此十四（14）天结束之后，有九十（90）个日历天的时间，与第三方签订协议，出售新证券，只针对第28.2条中所述适用股权持有人优先购买权未行使的情况，且价格和使用条款不能比适用权利告知书中所述更优惠。若公司在九十（90）天内未能签订出售新证券的协议，公司没有按第28条所述方式向股权持有人再次提供新证券，不应发行或出售任何新证券。

29.	Registration Rights

29.	登记权

To the extent that Party B or Founding Shareholder (with respect to Party B securities), as may be applicable, is granted with any rights to register its rights in the Company for trade in a stock exchange, as part of an IPO of the Company, then Party A shall have the same registration rights as Party B, on a pro-rata basis.

乙方或创始股东（就乙方证券而言），若适用，为了交易，在股票交易所被授予登记其股权，作为公司上市的部分，甲方将享有与乙方同样的权利，以按比例分配方式。

30.	Anti-Dilution Provisions

30.	反稀释条款

In the event that the Company issues additional Company Equity Rights to a third party investor in either of the first two equity investment rounds immediately following the Closing of the transactions contemplated herein only, of at least US$500,000 (five hundred thousand United Sates Dollars) each, reflecting a purchase price per equity right that is lower than the price per Equity Right reflected by the Contribution Amount herein, then Party A will be issued additional Equity Rights of the Company, for no consideration (other than the par value), based on a full ratchet formula. This mechanism will be reflected in the Company’s Amended and Restated Articles of Association.

若公司向第三方投资人发行额外公司股权，在预计交易交割之后前两轮股权投资，最低50万美金（伍拾万美金）每轮，表明了每股的购买价格低于出资额反应的每股价格，那么甲方将发行公司额外股权，不考虑任何情况（除了票面价值），基于完全棘轮公式。此机制将在公司修订和重述公司章程中体现。

31.	[Reserved]

31.	【此款保留】

32.	Assistance in the Sale of the Party A’s Equity Rights

32.	协助甲方出售股权

Provided that at that time Party A has paid all payments due from it by such time, at the request of Party A, the Company shall, and Party B shall use reasonable powers to cause the Company to assist Party A in selling the Party A’s Equity Rights in the Company (or in such other cases as listed below), including by causing the Company to assist in marketing efforts, conducting road-shows or otherwise, providing any reasonable or necessary information to any prospective purchaser, allowing prospective purchasers to meet with the management of the Company, supporting and facilitating any due diligence requirements, etc, all subject to customary non- disclosure undertakings to be entered into by the prospective purchaser Such undertaking will apply to (i) the sale by Party A alone (at a pre-approved cost to be paid by Party A), or (ii) the sale of all of the Company’s Equity Rights or assets pursuant to Party A’s right to force such sale; and (iii) an IPO of the securities of the Company, pursuant to Party A’s right to force it.

若甲方在此时已付清已到期应付款，应甲方要求，公司应且乙方应利用合理权利使得公司帮助甲方出售甲方的公司股权（或在下述情况中），包括让公司协助营销，进行路演或其他，向有意购买者提供合理或必要信息，允许有意购买者会见公司管理层，支持并促进尽职调查等，都是依据由有意购买者签订的通常性非披露保证。此保证适用于（i）甲方独自出售（甲方支付的预先批准成本），或（ii）依据甲方权利促成的出售所有的公司股权或资产，和（iii）依据甲方权利促成的，公司证券上市。

33.	Party A Exit Rights

33.	甲方退出权利

33.1.	Following the Lock Up period, Party A will have the right, at its sole discretion, to force an IPO of the securities of the Company, provided the underwritten valuation of the Company in such IPO is no less than US$50,000,000 (fifty million United States Dollars).

33.1.	禁售期之后，甲方将有权，全权处理，促成公司发行证券上市，若公司上市的承销估值不低于5千万美金（伍仟万美金）。

33.2.	Additionally, following the Lock Up period, if Founding Shareholder ceases to hold control of G Medical Cayman, then Party A will have the right, at its sole discretion, to require that all Equity Rights of the Company shall participate in a transaction to sell all (100%) of the Equity Rights of the Company to a third party on the same terms and conditions offered to Party A., provided that the Company valuation in said Exit Event transaction is no less than US$50,000,000(fifty million United States Dollars).

33.2.	另外，在禁售期之后，若创始股东不再控制 G Medical开曼，那么甲方将有权，全权处理，获得公司所有股权，应参与交易，向第三方出售公司所有（100%）股权，基于同甲方相同的条款和条件，若在退出交易中甲方估值不少于5千万美金（伍仟万美金）。

For purposes of this Section 33.2, the term ‘control’ shall mean the ability to direct or cause the direction of the activity of G Medical Cayman.

依据第33.2条，’控制’应意指指导或形成G Medical开曼活动指导的能力。

33.3.	Prior to the consummation of an IPO of the securities of the Company, Party A and Party B shall negotiate in good faith and agree on a governance structure and by-laws.

33.3.	在公司证券上市圆满成功之前，甲方和一方应友好协商，就管理结构达成一致，遵守条例。

34.	Party A’s Liquidation Preference

34.	甲方清算优先权

34.1.	Upon an event of any liquidation, dissolution or winding up of the Company, and upon a Deemed Liquidation Event as defined below, Party A shall be entitled, if it so chooses, to be paid out of the assets legally available for distribution to Company equityholders, before any payment to any other equityholder by reason of their ownership thereof an amount in cash equal to that part of the Contribution Amount that was actually transferred to the Company, plus an interest of 4% per annum, in which case the remaining assets legally available for distribution to Company equityholders shall be distributed to all Company equityholders in proportion to the amount of Capital Contribution made by them, but excluding Party A (the “Preference Route”).If Party A does not choose the Preference Route, than it shall, participate in the distribution together with all Company equityholders, according to the amount of Capital Contribution made by them(i.e., at a proportion of 30% to Party A and 70% to Party B, should such distribution occur after Closing).If applicable, the Company and Party B undertake (and in the case of Party B such undertaking will include the use of all its powers in the Company, including the right to appoint and dismiss director and officers) to procure that no such transaction will occur unless Party A’s liquidation preference is observed.

34.1.	在任何清算、稀释或清理公司事件中，和下述视同清算事件中，甲方应有权，若其这样选择，合法支付资产为公司股权持有人分配，向其他股权持有人支付，因为其拥有同出资额相等的金额，实际上转移给公司，加上每年4%利息，在此情况下，依法可分配给公司股权持有人的剩余资产，应分配给公司所有股权持有人，按其所做认缴资本比例，但不包括甲方（“特惠途径”）。若甲方不选择特惠途径，其应该与公司股权持有人一起参加分配，依据他们所做认缴资本数量（如，甲方30%，乙方70%，在交割之后按此比例分配）。若可行，公司和乙方（就乙方而言，此保证包括使用其在公司的权力，包括指定或解雇主管和高级职员的权利）保证不会发生此类交易，除非已实现甲方清算优先权。

An Exit Event will be treated as a liquidation event thereby triggering payment of the liquidation preference described above (“Deemed Liquidation Event”).

退出事件将被视为清算事件，触发上述支付清算优先权（“视同清算事件”）

34.2.	In the event that due to Chinese Law, Party A’s preference rights may not be exercised as indicated in this section 34 above, the Parties and the Company undertake to introduce an alternative contractual vehicle that will ensure a similar economic outcome to Party A.

34.2.	若因为中国法律，甲方优先权不能按照上述第34条执行，双方及公司承诺引进一种替代合同工具，以保证甲方取得同样的经济成果。

35.	Books and Records; Administration; Access

35.	账簿记录；管理；使用权

35.1.	At all times the Company shall keep proper and complete books of account, in which shall be entered fully and accurately the transactions to which the Company is a party, in accordance with applicable law.

35.1.	在任何时候，公司都应保管适当且完整的账簿，其中应按照适用法律完备且准确地记录公司为交易一方的交易。

35.2.	Party A will be granted access to the Company facilities and personnel during normal business hours and with reasonable advance notification for the purpose of monitoring its investment in the Company.

35.2.	应赋予甲方在正常工作日使用公司设施和接触相关人员的权利，且事先提交合理通知后能监控其对公司的投资。

35.3.	The Company will deliver to Party A the following reports:

35.3.	公司将向甲方交付以下报告：

35.3.1.	annual audited financial reports, within ninety (90) days after the end of every calendar year;

35.3.1.	每个日历年结束九十（90）天内，交付年度审计财务报告；

35.3.2.	quarterly financial reports, within sixty (60) days after the end of every calendar quarter;

35.3.2.	每个日历季度结束六十（60）天内，交付季度财务报告；

35.3.3.	any other information as shall be determined from time to time by the Board;

35.3.3.	其他信息，在董事会决定的时间内交付；

35.3.4.	Thirty (30) days prior to the end of each fiscal year, a comprehensive operating budget forecasting the Company’s revenues, expenses, and cash position on a quarterly basis for the upcoming fiscal year and an update to the Business Plan (including its extension to an additional year); and

35.3.4.	财政年度结束前三十（30）天，交付综合运营预算，预报下一财政年度的季度公司收益、费用和现金头寸，以及商业计划更新（包括再下一年的扩张）；以及

35.3.5.	promptly following the end of each quarter, an up-to-date capitalization table of the Company.

35.3.5.	季度结束之后，公司最新股权结构表。

36.	Tax

36.	税务

36.1.	Each Party shall bear its own expenses and tax considerations, but shall endeavor to collaborate, in the most preferable joint commercial way, in order to comply with tax and other legal requirements under PRC laws, in connection with the formation of the WFOE and its transformation into an Equity Joint Venture Company.

36.1.	各方应承担各自费用和税收考量，但应努力合作，以最优联合商业方式，以遵守中国的税法和其他法律要求，与外商独资企业形成和其转变为股权式合资公司相关。

36.2.	Each of the staff and workers of the Company shall pay on his own the personal income tax in accordance with the “Personal Income Tax Law of the People’s Republic of China”.

36.2.	依据“中华人民共和国个人所得税法”，公司的各位员工和工人应自己上缴其个人所得税。

37.	Finance, Accounting and Auditing

37.	财务、会计和审计

37.1.	The financial and accounting system of the Company shall be in accordance with the “Enterprise Accounting System” and the provisions of this Agreement, and shall be formulated with the integration of the practical situations of the Company, and shall be reported to the relevant financial and tax authorities for filing purpose. The accounting of the Company shall adopt the internationally accepted accrual basis and debit and credit accounting system.

37.1.	公司的财务和会计系统应遵守“公司会计系统”和协议规定，遵从公司适用情况完整性制定，应为达到申请目的向相关财政和税收机关报告。公司会计应采用国际通用权责发生制和借贷记账法。

37.2.	Before the end of January of each fiscal year, the Chief Financial Officer of the Company shall, according to the audited financial reports, compile a report for the distribution of the profit of the preceding fiscal year, and submit to the Board for resolution.

37.2.	在每一财政年度一月地，公司首席财务官，依据审计财务报告，编制报告，以分配前一财政年度的收益，并提交至董事会决定。

37.3.	For the last quarter of each fiscal year, the Chief Financial Officer of the Company shall compile the financial budget for the coming fiscal year, and submit to the Board for resolution.

37.3.	每一财政年度的最后一个季度，公司首席财务官应编制下一财政年度的财务预算，并提交至董事会决定。

37.4.	The fiscal year of the Company is from the first (1st) of January to the thirty-first (31st) of December of each calendar year.All the vouchers, receipts, reports and account keeping books shall be written in Chinese.

37.4.	公司财政年度是从每一日历年的一月一日至十二月三十一日。所有的付款凭证、收据、报告和账簿应以中文书写。

37.5.	The Company shall adopt Renminbi as the accounts keeping unit.In case of receipts or payments in foreign currency, it shall concurrently be recorded in foreign currency.

37.5.	公司应采用人民币作为记账单位。若收据或付款方式为外币，应同时使用外币记录。

37.6.	The Company shall employ Chinese registered accountant to undertake financial audit of the Company, and the audited reports of the financial statements for the preceding fiscal year shall be submitted to the Company’s Chief Financial Officer by the end of January of each year.

37.6.	公司应雇佣中国的注册会计师，以完成公司的财务审计，前一财政年度财务报表的审计报告应在每年一月底提交给公司首席财务官。

37.7.	The Company shall accept the examination and scrutiny of the financial revenues and expenditures, accounting books of the Company by the audit authorities of the government.Any of the Parties shall have the right to recruit auditors to audit the accounting books and operating conditions of the Company at such Party’s own expenses.During the audit, the Company shall provide all necessary assistance.

37.7.	公司应接受政府审计部门对公司财务收益和支出、会计账簿的检查和监督。任何一方都有权自费雇佣审计师，以审计公司的会计账簿和运行状况。在审计期间，公司应提供所有必要支持。

37.8.	The Renminbi account and foreign exchange account opened by the Company in the bank in China shall be managed by the Company. The collection, payment and clearance business of the Renminbi and foreign exchange of the Company shall be handled by the adjacent banking institution, and the conditions offered by that bank shall be more preferential or at least equal to the other competitors.

37.8.	公司在中国的银行开设的人民币账户和外汇账户应由公司管理。公司人民币和外汇的收集、支付和清算业务，应由临近银行机构处理，该银行提供的条款应为最优或至少与其他竞争者相同。

37.9.	Financial Rules will be mutually agreed by the Parties and adopted by the Company subject to the approval of the Board.

37.9.	双方都应一致同意财务通则，并在董事会批准的基础上，并由公司采纳。

37.10.	The identity of the accountants and auditors of the Company will be as determined by the Board.

37.10.	公司会计和审计人员由董事会决定。

37.11.	At all times the Company shall keep proper and complete books of account, in which shall be entered fully and accurately the transactions of the Company in accordance with applicable law.

37.11.	在任何时候，公司都应保管适当且完整的账簿，其中应按照适用法律完备且准确地记录公司的交易。

37.12.	As part of its operations, the Company will put in place from time to time such procedures and policies (including human resource policy, risk management policy, financial management regulations, foreign exchange matters, Board meeting procedures, etc.) as shall be further expanded by the Board.

37.12.	作为公司运营的一部分，公司将时常落实此类程序和政策（包括人力资源、风险管理、财务管理规定、外汇事务、董事会会议程序等），应由董事会进一步扩充。

37.13.	Notwithstanding anything to the contrary, the Company shall keep additional books and accounts, follow such additional accounting principals and take all action in order to provide to Party B the needed accounting information in order to be able to fully consolidate the financial results, on the condition that such additional books and accounts do not violate applicable laws and regulations .

37.13.	尽管本合同中可能有相反的规定，在不违反适用法律法规的前提下，公司应保管额外账簿，遵守额外会计原则，采取所有行动，以向乙方提供所需会计信息，以有能力充分整合财务成果。

38.	Non-Compete Undertaking

38.	竞业限制承诺

Each of the Parties (including G Medical Cayman and G Medical Innovations Ltd.), undertakes and agrees not to compete (including non-solicitation undertakings) with the Company nor with any of its business activities (whether as employee, officer, director, service provider, partner, shareholder or other similar capacity) in the Territory.Mr. Jacob Geva shall assume a similar personal undertaking, for so long as he is engaged by the Company or holds more than 10% of the shares in Party B and/or Party B Group.The Parties and Mr. Geva will enter, effective at Closing, into a non-competition and non-solicitation agreement, in the forms as shall be agreed by the Parties by Closing.

各方（包括G Medical开曼及G Medical Innovations有限公司），承诺并同意不在境内对公司及其任何业务活动（无论作为员工、高级职员、董事、服务供应商、合伙人、股东或其他类似能力人）进行竞争（包括招揽限制）。Jacob Geva先生应作出类似的个人承诺，只要其被公司聘用或持有乙方及/或乙方集团10%以上股份。各方及Jacob Geva先生将以各方交割之时约定的形式订立竞业限制及招揽限制协议，并于交割之时生效。

39.	Confidentiality

39.	保密性

39.1.	Each of the Parties (including the Company) undertakes to keep all of the confidential information that it may receive from the other Party with respect to this Agreement and/or the transactions contemplated herein and/or the negotiations leading up to execution of it confidential, not to disclose, without the prior written consent of the other Party, any confidential information other than to such Party’s officers, members of the Board, accountants and attorneys, not to make any use whatsoever of it and not to exploit it other than for the purpose of performance of the contract the subject of this Agreement and not to transfer it to any third party whatsoever. The Company shall keep in confidence and shall not use any and all confidential information disclosed to it by the Parties or which it shall become privy to as a result of the performance of this Agreement or the operation of the Company. Such confidentiality obligations will not apply to (i) information which was known to the one Party or their respective agents prior to receipt from the other Party; (ii) information which is or becomes generally known; (iii) information acquired by a Party or their respective agents from a third party who was not bound to an obligation of confidentiality; (iv) disclosure required by law, regulation, or the listing rules of a recognised securities exchange; or (v) disclosure consented to by the other Party.

39.1.	各方（包括公司）承诺对其可从另一方收到的与本协议及/或本协议中计划交易及/或在其执行之前的协商相关的所有保密信息进行保密，无另一方事先书面同意的，其不得向除该方高级职员、董事会成员、会计师及律师以外人士披露该保密信息，除履行本协议标的之目的，不得使用任何保密信息并利用保密信息并且不应向无论任何第三方转让保密信息。公司应进行保密并且不应使用由各方向其披露的任何及所有保密信息或由于公司履行本协议或运营而应成为不公开的保密信息。该保密义务不应适用于（i）一方或其各代理人在从另一方处收到之前便知晓的信息；（ii）是或成为普遍所知的信息；（iii）一方或其各代理人从不受保密义务约束的第三方处获取的信息；（iv）法律、法规或经认可证券交易所上市规则要求的披露；或（v）由另一方同意的披露。

39.2.	Confidential information for the purposes of this Agreement shall mean: any information, including this Agreement and the conditions hereof, any data, document, sketch, plan, commercial information, accounting information, professional information, marketing information, scientific information, technical information, commercial information or other information in any form whatsoever and on any medium whatsoever, relating to any of the Parties (including the Company) and/or their businesses, with the exception of information that has come into the public domain other than due to the breach of this undertaking and except for any portion of the information that either of the Parties may be required to disclose under any law or at the demand of any authority, and except for information that the Party (including the Company) bound by confidentiality proves was in its possession prior to it being provided to it by any of the Parties (including the Company) to this Agreement.

39.2.	为本协议之目的，保密信息应系指：与任何一方（包括公司）及/或其业务相关的任何信息，包括本协议及其条件，任何数据、文件、略图、计划、商业信息、会计信息、专业信息、营销信息、科学信息、技术信息、商业信息或其他任何形式的信息及载于任何媒介的信息，不包括除由于违反本承诺以外而成为公众所知的信息，并且除根据任何法律或应任何机关之需求而要求任何一方披露的信息的任何部分以外，并且除受保密约束的一方（包括公司）证明在本协议任何一方（包括公司）向其提供该信息之前为其所有的信息以外。

39.3.	Each of the Parties (including the Company) shall cause all of its officers, employees and persons acting on its behalf to keep all confidential information, confidential and shall be liable towards the other Parties (including the Company) for any disclosure of confidential information by any person acting on its behalf.

39.3.	各方（包括公司）应使其高级职员、员工及代表其行事的人士得以对所有保密信息进行保密并且应向其他方就任何代表其行事的人士对保密信息的披露负责。

40.	Term and Termination

40.	期限和终止

40.1.	The Company’s term shall be twenty (20) years (the “Term”).Subject to the approval of relevant authorities, the term may be extended by consent of all shareholders of the Company.

40.1.	公司期限应为二十（20）年（以下称“期限”）。相关机关批准的，通过公司所有股东同意可延长期限。

40.2.	This Agreement may be terminated by the written notice of a Party to the other Parties of an intention to terminate this Agreement pursuant to the procedure set forth in Section 41 below, if:(i) any Party materially breaches this Agreement, the License Agreement or violates the Articles of Association, and such breach or violation is not cured within three (3) months of written notice to the breaching Party (in such case only the non-breaching Parties may terminate); or (ii) the closing conditions set forth in Sections 16 - 18 hereof are not fulfilled by the Termination Date and are not extended or waived; or (iii) the Company becomes bankrupt, or is the subject of proceedings for liquidation or dissolution, or ceases or is unable to carry on business in accordance with this Agreement or becomes unable to pay its debts as they come due.

40.2.	一方书面通知另一方其打算根据以下第41条中规定的程序中止本协议的，可终止本协议，条件是：（i）任何一方重大违背本协议、许可协议或违反章程，并且该违背或违反在书面通知违约方的三（3）个月内未得到补救的（在该情况下仅守约方可终止）；或（ii）本协议第16-18条中规定的交割条件到终止日期为止未得到满足并且没有延期或放弃；或（iii）公司破产或正受到清算或解散程序，或停止或不能继续根据本协议开展业务或变得不能支付到期债务的。

41.	Dissolution, Liquidation and Handling of Assets

41.	解散、清算及资产处理

41.1.	On the day after obtaining the approval from the original examination and approval authorities for dissolution, the Company shall start the liquidation, and the Board shall organize a Liquidation Committee to undertake liquidation of the debts, rights and assets of the Company. The liquidation of the Company shall be undertaken in accordance with the regulations in this Agreement, the Articles of Association and the related laws.

41.1.	在获得原审批机关批准解散的该日，公司应开始清算，并且董事会应组织清算组从事公司债务、权利及资产清算。公司清算应根据本协议、章程及有关法律的规定进行。

41.2.	In case the Company is dissolved pursuant to the provisions of this Agreement, the Board of Directors shall form a Liquidation Committee within fifteen (15) days from the date of dissolution. The members of the Liquidation Committee shall be appointed from the existing Directors or be taken up by professional staff employed. The Liquidation Committee shall exercise the following scope of authorities during the period of liquidation:

41.2.	如根据本协议规定解散公司的，董事会应在解散日期起十五（15）天内组成清算组。清算组成员应从现有董事中指定或由雇佣的专业工作人员从事。清算组在清算期间应行使以下职权范围：

41.2.1.	Clean up the property of the Company, compile the balance sheet and inventory list of the property, and formulate the liquidation plan;

41.2.1.	清理公司财产、编制资产负债表及财产存货清单并且制定清算计划书；

41.2.2.	Inform the unidentified creditors through announcement in public notice, inform the identified creditors through written notice.

41.2.2.	通过公众启事公告告知未经确认的债权人，通过书面通知告知确定债权人。

41.2.3.	Handle the non-ending operation of the Company.

41.2.3.	处理公司未结束经营。

41.2.4.	Propose the methods of evaluation and handling of the property.

41.2.4.	拟议财产评估及处理方法。

41.2.5.	Pay outstanding taxes.

41.2.5.	支付未偿税款。

41.2.6.	Clean up the creditors’ rights and debts.

41.2.6.	清理债权及债务。

41.2.7.	Handle the remaining property of the Company after repaying the debts.

41.2.7.	在偿还债务之后处理公司剩余财产。

41.2.8.	Represent the Company to participate in civil claims proceedings.

41.2.8.	代表公司参加民事诉讼程序。

41.2.9.	Other duties or powers as required or authorized by related laws.

41.2.9.	由相关法律要求或授权的其他责任或权力。

41.3.	The liquidation plan formulated by the Liquidation Committee shall be endorsed by the Board, and then submitted to the original examination and approval authorities for record purpose.

41.3.	由清算组制定的清算计划书应由董事会背书认可，然后向原审批机关提交以供备案。

41.4.	After paying the liquidation fee and repaying all outstanding debts, the remaining properties shall be distributed according to the proportion of the investment on the registered capital by Parties.

41.4.	在支付清算费用并偿还所有未清偿债务之后，剩余财产应根据各方注册资本投资比例分配。

41.5.	After the Liquidation Committee has completed all the tasks as specified in the liquidation plan, it shall compile a liquidation report. After endorsement by the Board, the liquidation report shall be submitted to the original examination and approval authorities for record purpose.

41.5.	在清算组完成清算计划书中规定的所有任务之后，其应编写清算报告。在由董事会背书认可之后，应向原审批机关提交清算报告以供备案。

41.6.	After filing the liquidation report with the original examination and approval authorities, the Liquidation Committee shall be responsible for handling the tax, customs, de-registration of the industry and commerce identity and announce the termination of the Company through public notice.

41.6.	当原审批机关备案清算报告之后，清算组应负责处理税款、关税、工商身份注销并通过公众启事宣布公司终止。

42.	Management

42.	管理

42.1.	Managers

42.1.	经理

42.1.1.	The Company shall adopt a management system under which the General Manager shall be responsible to and under the leadership of the Board.

42.1.1.	公司应采取由总经理向董事会负责并受董事会领导的管理制度。

42.1.2.	The General Manager shall be nominated by Party B, subject to the prior consent of Party A, which consent will not be unreasonably withheld, and appointed by the Board.

42.1.2.	应由乙方根据甲方的事先同意提名总经理（不得无理由不同意）并由董事会任命。

42.2.	Terms of Office and Dismissal. The terms of office of the General Manager and other senior management personnel shall normally be three (3) years, or as otherwise determined by the Board. They may be dismissed at any time by a resolution of the Board, subject to their personal labor agreements.

42.2.	任期及免职。总经理及其他高级管理人员的任期通常应为三（3）年或董事会另行决定的期限。其可通过董事会决议在任何时间根据其个人劳动协议被免职。

42.3.	Responsibilities and Powers of the General Manager. The duties of the General Manager shall consist of carrying out the decisions of the Board and organizing, directing and deciding all matters relating to the day-to-day operation and management of the Company, and achieving the operation target determined by the Board. Within the limitations specified in the restated Articles of Association, this Agreement, and as may be determined by the Board, the General Manager shall represent the Company in all matters concerning its day-to-day operations and management.

42.3.	总经理的责任及权力。总经理的职责应包括执行董事会决定并组织、指导并决定与公司日常经营管理相关的所有事项并实现董事会确定的经营目标。在重申的章程、本协议中规定的以及董事会视情况确定的范围内，总经理应在与其日常经营管理相关的所有事项中代表公司。

42.4.	Employees and Wages. The employees recruitment, dismissal, wages and salaries, welfare, labor insurance, retirement insurance, labor discipline and other matters of the Company shall be executed in accordance with the “Labor Laws of the People’s Republic of China”, “Labor Contract Laws of the People’s Republic of China” and the implementation practices as formulated by the various levels of the responsible authorities. It shall be autonomously decided by the Company without any interference from external parties. The Company shall sign the labor contract with the employees of the Company on an individual basis, and the labor contract shall be filed with the relevant responsible authorities for record purpose.

42.4.	员工及工资。员工招聘、辞退、工资及薪酬、福利、劳动保险、退休保险、劳动纪律及公司的其他事项应根据《中华人民共和国劳动法》、《中华人民共和国劳动合同法》以及各阶层责任机关制定的实施实务执行。其应由公司独立自主决定，公司以外的主体不进行任何干涉。公司应同公司员工按个人订立劳动合同，并且劳动合同应由相关责任机关备案记录。

42.5.	The standard of wages and salaries, the form of wages and other systems, and the bonus and subsidies for the staff shall be determined by the Board.

42.5.	工资及薪酬标准、工资形式及其他制度以及工作人员的奖金及补贴应由董事会决定。

42.6.	In case the annual executive management fee received by any one of the Executive Management appointed by the Parties of the Company or appointed by any respective parties is eligible for paying any categories of tax (including personal income tax), it shall be the sole responsibility of and paid by such Executive Management.

42.6.	如由公司各方指定的或任何单独方指定的任何执行管理层之一收到的年执行管理费符合支付任何税种（包括个人所得税）的条件的，其应对该执行管理层单独负责并由该执行管理层支付。

43.	Use of Proceeds

43.	款项的用途

The Contribution Amount will be used by Company in accordance with the terms of the Business Plan.

公司将根据商业计划条款使用出资金额。

44.	Miscellaneous.

44.	其它。

44.1.	Further Assurances. Each of the Parties (including the Company) hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the Parties (including the Company) as reflected thereby.

44.1.	其他保证。本协议各方（包括公司）应履行执行并使本协议规定以及各方（包括公司）在通过该文件反映的意图充分生效按理所必要的进一步行为并签署进一步文件。

44.2.	Costs and Expenses. Each Party will bear all its legal and administrative costs of the financing at closing, except that Party A’s and Party B’s costs and expenses (including respective legal counsels) at a total of US$100,000 shall be covered by the Company and paid at Closing.

44.2.	成本和费用。各方将在交割之时承担其融资的所有法律及行政费用，除甲方与乙方费用及开支（包括各自的法律顾问）以外，总额为100,000美元，其应由公司在交割之时负责并支付。

44.3.	Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Republic of China, without regard to its principles concerning conflicts of laws. All disputes, questions or differences whatsoever which shall at any time hereafter arise between the Parties hereto (including the Company) or their respective representatives or any of them, and which the Parties are unable to settle amicably between them, concerning or relating to this Agreement or the validity, construction, meaning, operation or effect thereof, or any clause herein contained, or as to the rights, duties or liabilities of the Parties hereto under or by virtue of this Agreement, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one (1) arbitrator appointed in accordance with the said Rules. Arbitration proceedings shall take place in Israel and be conducted in the English language. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement as the case may be.

44.3.	适用法律和管辖权。本协议应受中国人民共和国法律管辖并据其解释，不考虑其有关冲突法的原则。在将来的任何时间由本协议各方（包括公司）或其各自代表人或其中任何该人士所引起的、以及各方不能友好解决的有关或涉及本协议或本协议有效性、造句、含义、操作或作用的、或本协议中所含的任何条款或本协议项下或通过其有关本协议各方的权利、职责或责任的所有无论什么争议、问题或差异，应最终根据国际商会仲裁条例与根据上述条例指定的一（1）位仲裁人解决。仲裁程序应在以色列举行并以英语进行。仲裁员所作出的任何裁决都可在任何具有司法权的法庭进行最终裁决，也可向该法庭申请司法受理和根据具体情况颁发强制实施令。

44.4.	Prevailing Language of Documents. The English and Chinese versions of this Agreement and all Exhibits shall be of equal effect. Notwithstanding the aforementioned, as between the Parties, the English version of this Agreement and any other transaction documents will prevail.

44.4.	文件的主导语言。本协议的中英版本及所有附件应具备同等效力。尽管有上述规定，在双方之间，应以本协议及任何其他交易文件的英语版本为准。

44.5.	Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the Parties (including the Company).Neither Party (including the Company) may assign its rights or obligations under this Agreement without the prior written consent of the other Parties (including the Company).

44.5.	继承人和受让人；转让。除本协议中明确另有限制的，本协议的规定应以各方（包括公司）的继任人、受让人、继承人、执行人及管理人为受益人并对其具有约束力。无其他方（包括公司）事先书面同意的，任何一方（包括公司）不可转让其在本协议项下的权利及义务。

44.6.	Inconsistency. In any case of inconsistency between the terms and conditions of this Agreement and the Amended and Restated Articles of Association of the Company or any other organizational document of the Company, the terms and conditions of this Agreement, to the extent permitted under applicable law, shall supersede.

44.6.	不一致。如本协议的条款与条件和经修正并重申的公司章程或公司的任何其他组织文件不相符的，在适用法律允许范围内应以本协议的条款与条件取代。

44.7.	Entire Agreement; Amendment and Waiver. This Agreement constitutes the full and entire understanding and agreement between the Parties (including the Company) with regard to the subject matters hereof and thereof and supersedes any prior oral or written agreement concerning the subject matters hereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of all Parties (including the Company).

44.7.	完整协议、修订及弃权。本协议构成各方（包括公司）之间就本协议及其他的标的物充分并完整的谅解及约定，并取代有关本协议标的物的任何之前的口头或书面约定。仅在所有各方（包括公司）书面许可的，可对本协议的任何条款进行修正并且可（在事前或事后以及在通常情况下或在特别情况下）放弃对本协议任何条款的遵守。

44.8.	Notices. Any notices required or permitted to be given hereunder may be sent by registered mail, telex, facsimile or e-mail. Notices sent by mail shall be deemed given seven (7) days after mailing, postage prepaid. Notices by telex, facsimile or e-mail shall be deemed given on the date transmitted with written verification of receipt. Until changed by written notice given by either Party (including the Company) to the others, the addresses of the Parties (including the Company) for the purpose of this Agreement are as set forth in the beginning of this Agreement.

44.8.	通知。本协议项下所要求或允许给予的任何通知可通过挂号信、电传、传真或电子邮件发送。通过邮件发送的通知在邮寄并预付邮资后的七（7）天视为送达。通过电传、传真或电子邮件发送的通知在书面核实收到的传输日视为送达。直到各方（包括公司）向其他方给予书面通知为止，为本协议之目的，各方（包括公司）地址按本协议文首规定。

44.9.	Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Party (including the Company) upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any Party (including the Company) of any breach or default under this Agreement, or any waiver on the part of any Party (including the Company) of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the Parties (including the Company), shall be cumulative and not alternative.

44.9.	迟延或疏忽。延迟或不行使就本协议项下的任何违背或违约而对任何一方（包括公司）产生的任何权利、权力或补救措施不应视为对在此之前或在此之后发生的任何其他违背或违约的弃权。任何一方（包括公司）就本协议项下任何违约行为作出的任何形式或性质的弃权、许可、同意或批准，或放弃本协议项下任何规定或条件，均须采用书面形式，且仅对该书面文件所述的特定事件有效。任何一方提供的所有救济（无论是本协议规定的、法律赋予的还是以其它方式赋予的）均应为累积救济，而非替代性救济。

44.10.	Severability. If any provision of this Agreement is held by a competent tribunal to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

44.10.	可分割性。如果在适用法律下，本协议任何规定被主管法庭认定为不可执行，则此类规定应从本协议中排除，而本协议的其余内容应解释为排除此类规定后可根据协议条款执行；然而，其条件是该排除条款根据管辖法院确定的含义和目的在最大程度上与适用法律一致或被适用法律所允许，本协议才能生效。

44.11.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the Parties (including the Company) actually executing such counterpart, and all of which together shall constitute one and the same instrument.

44.11.	副本。本协议可签署任何数量副本，各副本应视为原件并对实际签署该副本的各方（包括公司）可实施，并且所有副本应共同构成同一份文书。

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【本页其余部分故意留白】

Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP)

广州中以生物产业投资基金合伙企业（有限合伙）

By: its General Partner, Guangzhou Elim Biotech Industrial Venture Capital Management Company

签字人：其普通合伙人，广州以琳生物产业创业投资管理有限公司

By:	/s/ Shuki Gleitman
签字人：
Name:	Dr. Shuki Gleitman
姓名：
Title:
职务：

G Medical Innovations Asia Limited

By:	/s/ Yacov Geva
签字人：
Name:	Dr. Yacov Geva
姓名：
Title:
职务：

Guangzhou G Medical Innovations Medical Technology Ltd.
广州以美创新医疗科技有限公司

By:	/s/ Yacov Geva
签字人：
Name:	Dr. Yacov Geva
姓名：
Title:
职务：

Exhibit 12.2.1

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is made as of April 19, 2017 (the “Effective Date”), by and between

G Medical Innovations Holdings Ltd., a corporation organized and existing under the laws of Cayman Islands, having its principal offices at P.O. Box 10008, Willow House, Cricket Square, Grand Cayman, KY1-1001, Cayman Islands, Cayman Islands (hereinafter referred to as “G Medical Cayman”);

and

G Medical Innovations Asia Limited, a corporation organized and existing under the laws of Hong Kong, having its principal offices at Unit E, 29/F., Admiralty Centre Tower 1, 18 Harcourt Road, Admiralty, Hong Kong (the “Subsidiary”).

and sets out the terms and conditions under which G Medical Cayman agrees to provide Subsidiary with the License (as defined below).

1.	DEFINITIONS

For the purpose of this Agreement, the following terms and expressions shall have the meaning set out herein, unless otherwise required by the context. Words importing the plural shall include the singular and vice versa; the use of any gender shall be applicable to both genders.

1.1	“Confidential Information” means information, in whatever form disclosed, provided by or on behalf of either party (“Disclosing Party”) to the other party (“Receiving Party”), or to which the Receiving Party otherwise gains access, in the course of or incidental to the performance of this Agreement, and that should reasonably be understood by the Receiving Party because of legends or other markings, the circumstances of disclosure or the nature of the information itself, to be proprietary and confidential to the Disclosing Party or a third party. This Agreement shall be deemed, for all intents and purposes, as Confidential Information of both parties.

1.2.	“Derivative Work”, shall mean work generated or developed following the date of this Agreement which is based on the Intellectual Property Rights or an underlying work in relation to the Software and/or to the Products (including translations, adaptations, new versions, condensations, or any other form in which the Products, in part or as a whole, may be recast, transformed or adapted).

1.3	“Disclosing Party” means as defined in Section 1.1 above.

1.4	“Documentation” shall mean any and all: (i) materials created by or on behalf of G Medical Cayman or any affiliate thereof that describe or relate to the functional, operational or performance capabilities of the Software, the Intellectual Property Rights and of G Medical Cayman, regardless of format; (ii) user, operator, system administration, technical, support and other manuals, including but not limited to functional specifications, help files, flow charts, drawings, logic diagrams, programming comments, acceptance plan, if any, and portions of G Medical Cayman’s web site that in any way describe the Software, Intellectual Property Rights and/or the Products; (iii) responses and other materials submitted by G Medical Cayman in response to any of Subsidiary’s requests for information, directly or through a representative thereof; and (iv) updates, changes and corrections to any of the foregoing that may be made during the term of this Agreement.

1.5	“Intellectual Property Rights” shall mean all of G Medical Cayman’s interest, title and/or right, worldwide, including: (i) patents, patent applications, patent rights and inventions (whether patentable or not) and trademarks; (ii) rights associated with works of authorship including copyrights, copyright applications, copyright restrictions, mask work rights, mask work applications, and mask work registrations, and any software related rights (including the Source Code); (iii) rights relating to the protection of trade secrets, know-how and confidential information; (iv) calibration and testing processes and formulas, including all software related rights (including the Source Code); (v) rights analogous to those set forth herein and any other commercial or proprietary rights, as well as such rights relating to intangible property; and (vi) divisions, continuations, renewals, reissues, and extensions of the foregoing (as applicable) now existing or hereafter filed, issued, or acquired.

1.6	“License” means as defined in Section 2.1 below.

1.7	“Licensed IP”, shall mean such programs, Software, drawings, manuals, procedures, Intellectual Property Rights and all Documentation for each and every Product, including any Upgrade, any Update and any Derivative Work thereof.

1.8	“Products”, shall mean all products created, produced and owned by or on behalf of G Medical Cayman as listed on Annex I attached hereto, including, without limitation, any and all equipment, devices, Software, firmware, system designs and Documentation. Unless expressly otherwise provided, Product or Products shall also mean any separate portion or part of the Product or Products that G Medical Cayman furnishes.

1.9	“Software”, shall mean (a) the software and algorithm contained in all the Products, and (b) all corrections and Updates and any Upgrades or Derivative Work of the Products.

1.10	“Source Code”, shall mean the human-readable code from which a computer can compile or assemble each of the Products, appropriately labeled to denote the version released thereof.

1.11	“Territory”, shall mean the territory of People’s Republic of China, Hong Kong and Macau

1.12	“Receiving Party” means as defined in Section 1.1 above.

1.13	“Update”, shall mean a set of procedures or new program code that G Medical Cayman implements to correct errors in the Software and/or in the Products (or any part thereof) and which may include modifications to improve performance or a revised version or release of the Software and/or the Product which may incidentally improve its functionality, together with related Documentation.

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1.14	“Upgrade”, shall mean a new version or release of Software and/or the Products (or any part thereof) licensed hereunder which G Medical Cayman makes generally available to its customers to improve the functionality of, or add functional capabilities to the Products, together with related Documentation.

2.	LICENSE TO USE

2.1	Subject to the terms of this Agreement and for the duration thereof, G Medical Cayman hereby grants to Subsidiary an exclusive, perpetual, non-transferable, fully paid up and royalty free for the Territory, solely for sublicensing the Licensed IP to Guangzhou G Medical Innovations Medical Technology Ltd. (the “JV”), which its principal place of business will be at: 202-2 2/F No. 6 Luoxuan 3rd Road. Bio-island Guangzhou, Guangdong, China (the “License”).

2.2	The License shall solely allow to make use, and sublicense the Licensed IP, to develop, do clinical studies and regulatory activities and to obtain regulatory approvals, sell, market, distribute, support and provide warranty, and be responsible for manufacturing, with respect to all of the Products.

3.	MAINTENANCE

In the event required by Subsidiary, G Medical Cayman shall provide Subsidiary with maintenance services for the Software and Products, according to the terms that shall be agreed in writing by he parties.

4.	REPRESENTATIONS AND WARRANTIES

Each party hereby represents and warrants that:

(a)	It has all requisite corporate power and authority to execute, deliver, and perform its obligations under this Agreement;

(b)	Its signing of, and agreement to, this Agreement have been duly authorized by all requisite corporate actions;

(c)	This Agreement is a valid and legally binding obligation thereon, enforceable against it in accordance with its terms; and

(d)	Nothing contained in this Agreement nor the performance thereof shall place the relevant party in breach or default of any obligation or other agreement, law or regulation by which it is bound or to which it is subject, or requires the consent of any person or entity.

5.	LIMITATION OF LIABILITY

To the maximum extent permitted by applicable law, in no event shall G Medical Cayman or its directors, officers, employees and agents, be liable for (i) any direct, special, indirect, incidental, consequential or punitive damages arising out of or in any way related to this Agreement, including without limitation, any damages resulting from loss of revenues or loss of profits, regardless of the basis for liability of any claim (whether based on contract, tort, or otherwise), even if informed of such damages, or for (ii) any third party claims against Subsidiary.

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6.	OWNERSHIP

6.1	All right, title, and interest in and to the Licensed IP including the Products, Software provided hereunder, and all Intellectual Property Rights therein, are and shall remain the sole and exclusive property of G Medical Cayman. Subsidiary is granted no title or ownership rights in or to the Licensed IP.

Without derogating from the above, as between G Medical Cayman and Subsidiary, G Medical Cayman reserves all proprietary rights in and to (i) all designs, engineering details and other data pertaining to the Products and Software, (ii) all original works, computer programs, discoveries, inventions, patents, know-how, and techniques arising out of work done wholly or in part by G Medical Cayman or its contractors, and (iii) any and all products developed as a result of such work, except that G Medical Cayman acknowledges and agrees that the ownership in certain Intellectual Property Rights developed by the JV pursuant to the sublicense agreement may be vested in the JV.

The Software contains trade secrets of G Medical Cayman, including, without limitation, the source code version and the specific design of the Software.

6.2	Subsidiary shall promptly notify G Medical Cayman in writing of any infringement or other violation of G Medical Cayman’s Licensed IP to which Subsidiary becomes aware.

G Medical Cayman shall have the sole and exclusive right to protect and defend G Medical Cayman’s Licensed IP, at its sole cost and expense. Subsidiary shall reasonably cooperate with G Medical Cayman, at G Medical Cayman’s expense, in the defense and protection of such Licensed IP.

7.	CONFIDENTIALITY

7.1	The Receiving Party agrees to hold in confidence the Confidential Information of the Disclosing Party, and to refrain from copying, distributing, disseminating or otherwise disclosing such Confidential Information to anyone, other than to those of its employees, if and to the extent that such employees have a need to know such Confidential Information for the purpose of Receiving Party’s performance of this Agreement, and provided that such employees are bound by written agreement to abide by all the obligations concerning such Confidential Information contained in this Agreement.

7.2	The Receiving Party undertakes not to use the Confidential Information of the Disclosing Party for any purposes other than for the purposes of performing this Agreement, and not to sell, grant, make available to, or otherwise allow the use of the Disclosing Party’s Confidential Information by any third party, directly or indirectly, except as expressly permitted herein.

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7.3	All Confidential Information shall be and remain the property of the Disclosing Party. Disclosure of the Disclosing Party’s Confidential Information to the Receiving Party shall not be construed as granting the Receiving Party any right, title, or license, whether express or implied, with respect to the Confidential Information or to its related Intellectual Property Rights or products (including, but not limited to, improvements, modifications and/or derivatives related to the Confidential Information), other than the right to use the Confidential Information strictly in accordance with the provisions of this Agreement.

7.4	Disclosing Party’s Confidential Information is provided on an “as is” basis, with no warranty of whatsoever kind. Without derogating from the above, Disclosing Party makes no warranties, whether express or implied, regarding the accuracy and/or completeness of the Confidential Information disclosed to Receiving Party hereunder.

7.5	The confidentiality obligations of the Receiving Party regarding the Disclosing Party’s Confidential Information shall not apply to Confidential Information which:

(a)	is on the Effective Date, or thereafter becomes part of the public domain in reasonably integrated form without fault on the part of the Receiving Party;

(b)	is lawfully obtained from a source other than the Disclosing Party, which source is free of any obligation to keep the same confidential; or

(c)	is required to be disclosed pursuant to law, regulation, judicial or administrative order, or request by a governmental or other entity authorized by law to make such request; provided, however, that the Receiving Party so required to disclose shall first notify the Disclosing Party (to the extent not prohibited from doing so) in order to enable it to seek relief from such requirement, render reasonable assistance requested by the Disclosing Party (at the Disclosing Party’s expense) in connection therewith and disclose only that portion of the Confidential Information which is required to be disclosed by law as stated above.

7.6	Each party acknowledges that its breach of this Section 7 may cause the other party extensive and irreparable harm and damage, and agrees that the other party shall be entitled to injunctive relief to prevent use or disclosure of its Confidential Information not authorized by this Agreement, in addition to any other remedy available to the other party under applicable law.

7.7	All copies of Confidential Information, regardless of form, shall, at the discretion of the Disclosing Party, either be destroyed or returned to the Disclosing Party, promptly upon the earlier of: (i) Disclosing Party’s written request, or (ii) expiration or termination for any reason of this Agreement, and in any of such events shall not thereafter be retained in any form by the Receiving Party. The Receiving Party shall confirm such destruction or return in writing to the Disclosing Party.

8.	TERM AND TERMINATION

8.1	This Agreement will be effective as of the Effective Date, and shall continue for an indefinite period, unless terminated as provided in this Agreement.

8.2	Notwithstanding the above, either party may terminate this Agreement: (a) in the event that the Sublicensing Agreement for the Licensed IP between the JV and the Subsidiary shall terminate for any reason; or (b) in the event the other party materially breaches this Agreement, by sending the other party a written notice of the alleged material breach and intention to terminate if the breach is not cured. If the breaching party fails to cure such breach within thirty (30) days of receipt of such notice, the other party may, by written notice, terminate this Agreement.

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8.3	This Agreement may be terminated by either party on written notice, if the other party becomes insolvent, ceases to do business as a going concern, makes an assignment, composition or arrangement for the benefit of its creditors, or admits in writing its inability to pay debts, or if proceedings are instituted by or against it in bankruptcy under applicable insolvency laws, or for receivership, administration, winding-up or dissolution (other than in the course of a solvent reorganization or restructuring approved by the other party to this Agreement), provided such proceedings are not dismissed within sixty (60) days from the initiation thereof.

8.4	Upon expiration or termination of this Agreement for any reason, the following will apply:

(a)	Each party shall return to the other party any Confidential Information in tangible form obtained in connection with this Agreement from the other party, as set out in Section 7.7 above;

(b)	The License granted to Subsidiary hereunder shall terminate on the effective date of termination;

(c)	Termination shall limit either party from pursuing other available remedies, provided that G Medical Cayman’s total liability shall be limited as set out in Section 5 above.

8.5	The provisions of Sections 1, 4, 5, 6, 7, 8.5, 9 through and including 13, shall survive the expiration or termination of this Agreement for any reason.

9.	COMPLIANCE WITH LAWS / EXPORT REGULATIONS

9.1	In using the Software, Subsidiary shall comply with all applicable laws and regulations.

9.2	Subsidiary agrees to comply with all applicable export and import control laws, regulations and requirements in the countries which are relevant to its operations.

10.	GOVERNING LAW AND JURISDICTION

10.1	The validity, performance, construction and effect of this Agreement shall be governed by the laws of Hong Kong, without regard to conflict of law principles. The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement.

10.2	Any dispute arising out or relating to this Agreement (including, but not limited to, the validity, enforceability, interpretation, performance, breach or termination thereof), shall be referred to the competent courts in Hong Kong. Both parties submit to the exclusive jurisdiction of the aforementioned courts.

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11.	NOTICES

All notices required or permitted under this Agreement, shall be in writing, will reference this Agreement and will be deemed delivered upon actual delivery by a courier service to the other party, with written verification of receipt. All communications will be sent to the parties’ respective addresses set forth in the heading of this Agreement. Such notice or other communications shall be deemed to have been given on the date confirmed as the actual date of delivery by the courier service if sent by such service.

12.	MISCELLANEOUS

12.1	Headings. The headings of the Sections in this Agreement are for reference only and shall not be considered in the interpretation hereof. All references in this Agreement to Sections shall, unless otherwise provided, refer to Sections attached hereto.

12.2	Entire Agreement. This Agreement contains the complete agreement between the parties and supersedes any prior understandings, agreements or representations by or among the parties, which relate to the subject matter of this Agreement.

12.3	Amendment. This Agreement shall not be amended without the express prior written consent of both parties hereto. Any amendment affected in accordance with this Section shall be binding upon all parties hereto.

12.4	Severability. In the event that any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, that provision shall be construed, limited, modified or deleted, to the extent necessary to eliminate any invalidity or unenforceability, and the remaining provisions of this Agreement remain in full force and effect.

12.5	Waiver. No waiver of any right under this Agreement shall be effective unless in writing and signed by a duly authorized representative of the party to be bound. No waiver of any past or present right arising from any breach or failure to perform shall be deemed to be a waiver of any future right arising under this Agreement.

12.6	No Partnership. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency or other similar relationship between G Medical Cayman and Subsidiary, nor as granting either party the right, power, or authority (express or implied) to bind or otherwise create any duty or obligation for the other. There shall be no employer-employee relationship between the parties’ employees.

12.7	Assignment and Sub-contracting. Neither party may assign, subcontract or otherwise transfer any of its rights and/or obligations under this Agreement to any third party without the prior written consent of the other party, and any purported assignment or transfer without the other party’s prior written consent shall be null and void.

12.8	Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

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12.9	Remedies. All remedies, either under this Agreement or by law otherwise affording to any party, shall be cumulative and not alternative.

12.10	No Third Party Beneficiaries. This Agreement does not create any obligation of a party to any third parties, nor shall it be deemed to create any rights or causes of action on behalf of any third parties.

12.11	Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date indicated below:

G Medical Innovations Holdings Ltd.		G Medical Innovations Asia Limited

By:	/s/ Yacov Geva	By:	/s/ Yacov Geva

Name:	Dr. Yacov Geva	Name:	Dr. Yacov Geva

Title:		Title:

Date:	April 19, 2017	Date:	April 19, 2017

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Annex I

Products

1.	Smartphone G Medical Jacket (Jacket) – an innovative plug and play cover that transforms a smartphone into a medical monitoring device; and

2.	Wireless Vital Signs Monitoring System (Vital Signs System) – a modular, simple and low cost solution that provides continuous, real-time monitoring of a range of vital signs and biometrics.

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